LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT is entered into for good and valuable consideration, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation, and the individual or business organization signing below as "Borrower."

1. DEFINITIONS.

      As used in this Agreement and the other Documents unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

      1.1 "Acquisition Refinancing Advance": an advance of the Acquisition Refinancing Component in accordance with the terms and conditions of the Agreement.

      1.2 "Acquisition Refinancing Component": that portion of the Loan, not to exceed the Maximum Acquisition Refinancing Component Amount, allocated to the Approved Acquisition Refinancing Component Uses.

      1.3 "Advance": an advance of the proceeds of a Loan by Lender to, or on behalf of, Borrower in accordance with the terms and conditions of this Agreement.

      1.4 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such individual or entity.

      1.5 "Agreement": this Loan and Security Agreement, as it may be from time to time renewed, amended, restated or replaced.

      1.6 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 9.10 or such other usury law which is applicable if such usury law is not.

      1.7 "Approved Acquisition Refinancing Component Uses": the uses identified in the Schedule as Approved Refinancing Component Uses and such other uses as may be approved by Lender in writing.

      1.8 "Architect/Engineer": an architect, design professional or engineer employed by Borrower to perform architectural, design or engineering services in connection with the Construction Improvements to be constructed as part of the Construction Work.

      1.9 "Architect/Engineer Agreement": a contract (written or oral, now or hereafter in effect) between Borrower and an Architect/Engineer for the performance of architectural, design or engineering services relating in any way to the Construction Work, as approved by Lender in writing and modified from time to time in accordance with the terms of the Documents.

      1.10 "Articles of Organization": the charter, articles, operating agreement, joint venture agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of an entity.

      1.11 "Basic Interest": the meaning given to it in paragraph 2.4.

      1.12 "Basic Interest Rate": the per annum rate of interest described in the Schedule as the Basic Interest Rate.

      1.13 "Borrower": the individual or business organization signing below as "Borrower"; and, subject to the restrictions on assignment and transfer contained in this Agreement, its successors and assigns.

      1.14 "Borrower's Assignments": collectively, a written assignment or assignments, as they may be from time to time renewed, amended, restated or replaced, each of which may be separate from and/or included within the Borrower's Mortgage, executed or to be executed and delivered to Lender by Borrower, and creating in favor of Lender to facilitate Performance of the Obligations, subject only to the Permitted Encumbrances a perfected, direct, first and exclusive assignment of the following: all leases, sales contracts, rents and sales and other proceeds pertaining to or arising from the Real Property or any business of Borrower conducted thereon; the Architect/Engineer Agreement(s), the Plans and Specifications, the Construction Work Contract(s) and the other Principal Construction Work-Related Items; all management, operating and service contracts pertaining to the Real Property; all marketing contracts for the sale of Time-Share Interests, to the extent assignable; the Real Property Developer's Rights, and, to the maximum extent any such right or privilege is assignable under applicable law, any and all other special rights and privileges of Borrower under the Time-Share Program Governing Documents; and all other Contracts, Licenses, Permits and Other Intangibles.

      1.15 "Borrower's Mortgage": a mortgage/deed of trust/deed to secure debt to be executed and delivered by Borrower to Lender and under the terms of which Borrower has conveyed or granted in favor of Lender, as security for the Performance of the Obligations, subject only to the Permitted Encumbrances, a perfected, direct, first and exclusive lien upon the Real Property, as it may be from time to time renewed, amended, restated or replaced.

      1.16 "Borrower's Security Agreements": collectively, a written security agreement or security agreements which may be separate from and/or included within the Borrower's Mortgage or this Agreement, to be executed and delivered to Lender by Borrower and creating in favor of Lender, as security for the Performance of the Obligations, subject only to the Permitted Encumbrances, a perfected, direct, first and exclusive security interest in the Personal Property, as they may be from time to time renewed, amended, restated or replaced.

      1.17 "Borrower's Security Documents": the Borrower's Mortgage, the Borrower's Assignments, the Borrower's Security Agreements, the Time-Share Program Governing Documents Assignments, the Time-Share Program Management Agreement Assignments (if applicable), this Agreement and all other documents now or hereafter executed by Borrower and securing the Obligations, as they may be from time to time renewed, amended, restated or replaced.

      1.18 " Borrowing Term": the period commencing on the date of this Agreement and ending on the close of Lender's normal business hours on the date (or if not a Business Day, the first Business Day thereafter) identified in the Schedule as the Borrowing Term Expiration Date.

      1.19 "Borrower's Vacation Club Rights": any and all special rights and privileges of Borrower under the Time-Share Program Governing Documents.

      1.20 "Business Day": any day other than a Saturday, a Sunday, a national holiday or a day on which banks in Phoenix, Arizona are required to be closed.

      1.21 "Collateral": the Real Property, the Personal Property, the Insurance Policies, the Real Property Developer's Rights, the Vacation Club Developer's Rights and any and all other property now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof.

      1.22 "Completion": with respect to a Construction Work Phase, the occurrence, after Substantial Completion of such Construction Work Phase, of the following:

            (a) final completion of such Construction Work Phase (including "punch-list" items), in accordance with the applicable Plans and Specifications, the applicable Construction Work Contract(s), the Documents, all applicable Legal Requirements, sound construction, engineering and architectural principles and commonly accepted safety-standards, free of liens and free of defective materials and workmanship; and

            (b) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of completion from the Architect(s)/Engineer(s) for such Construction Work Phase to the extent required by Lender, and, if Lender elects, from Lender's Inspector to the effect that such Construction Work Phase has been completed to the extent described in item
(a) and final payment is due under all applicable Construction Work Contracts between Borrower and Construction Work Contractors; (ii) final lien waivers for such Construction Work Phase; and (iii) the title policy endorsements required pursuant to paragraph 6.1(o) after final completion of such Construction Work Phase; and

            (c) expiration of the statutory period in which mechanics' liens and similar liens can be filed on account of such Construction Work Phase.

      1.23 "Construction Budget": with respect to a Construction Work Phase, the detailed budget cost itemization prepared by Borrower and approved in writing by Lender and modified from time to time in accordance with the terms of the Documents, which specifies by item the cost and source of payment of: (a)


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all labor, materials and services necessary for Completion of the Construction
Work Phase in Accordance with the applicable Plans and Specifications, the applicable Construction Work Contract(s), the Documents, all Legal Requirements, sound construction, engineering and architectural principles, and commonly accepted safety standards; (b) interest on the portion of the Construction Component allocated to such Construction Work Phase and on any portion of the Acquisition Refinancing Component that Lender reasonably requires be allocated to such Construction Work Phase; and (c) all other expenses incidental to Completion of the Construction Work Phase. Each Construction Budget shall include within the costs of the applicable Construction Work Phase to be paid from the Construction Component an interest reserve and a contingency reserve determined to be adequate by Lender. Without limiting Lender's discretion in approving a Construction Budget, Lender shall be satisfied that any "construction overhead" contained therein does not constitute a developer fee of any kind.

      1.24 "Construction Component" that portion of the Loan, not to exceed the Maximum Construction Component Amount, allocated to payment of the cost of the Construction Work, excluding interest on the Loan.

      1.25 "Construction Improvements": the improvements to be constructed upon or made to the Real Property as part of the Construction Work, consisting of improvements specifically identified in the Schedule as the Construction Improvements, necessary on-site and off-site improvements, and furniture, furnishings, fixtures and/or equipment necessary for the Improvements; and all as set forth in the Plans and Specifications and the Construction Contract(s) for the Construction Work and as described in the Construction Budgets for the Construction Work.

      1.26 "Construction Work": the construction or making of the Construction Improvements and the acquisition and installation of any and all furniture, fixtures and/or equipment which are part of the Construction Improvements or required by the terms of this Agreement or shown on or described in the Plans and Specifications or the Construction Work Contract(s) or shown as costs in the Construction Budget(s).

      1.27 "Construction Work Contract": a contract (written or oral, now or hereafter in effect) between Borrower and a Construction Work Contractor or between a Construction Work Contractor and any other person or entity relating in any way to the construction of the Construction Improvements, including the performing of labor and the furnishing of equipment, materials or services (other than architectural, design or engineering services), as approved by Lender in writing and modified from time to time.

      1.28 "Construction Work Contractor" a contractor employed by Borrower to provide labor and/or to furnish equipment, materials or services (other than architectural, design or engineering services) for any portion of the Construction Work.

      1.29 "Construction Work Phase": a phase of the Construction Work which consists of (a) some (but not less than those which are necessary to the use of the time-share buildings being constructed as part of the same Construction Work Phase or are required to be constructed as part of such Construction Work Phase) of the Construction Improvements (including, without limitation, amenities and ancillary buildings) and (b) the acquisition and installation of any and all furniture, furnishings, fixtures and/or equipment which are part of the improvements being constructed or made in such Construction Work Phase or required by terms of this Agreement or shown on or described in the applicable Plans and Specifications or the applicable Construction Work Contract(s) or as costs in the applicable Construction Budget.

      1.30 "Construction Work Phase Progress Schedule": with respect to a Construction Work Phase, the schedule for the Completion of the Construction Work Phase and parts thereof, as approved by Lender in writing.

      1.31 "Construction Work-Related Advance": an Advance of the Construction Component made for the purpose of paying or reimbursing Borrower for costs of the Construction Work, excluding interest on the Loan.

      1.32 "Construction Work-Related Advance Request": the written application of Borrower specifying by name and amount all parties to whom Borrower is obligated for labor, materials, equipment or services supplied for the performance of the Construction Work and all other expenses incidental to the Loan, and requesting an Advance for payment of such items, accompanied, to the extent required by Exhibit G-1, by an Affidavit of Borrower, certificates of the applicable Architect/Engineer and the applicable Construction Work Contractor and such schedules, affidavits, certificates, releases, waivers, statements, invoices, bills and other documents as Lender may reasonably request.


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

      1.33 "Contracts, Licenses, Permits and Other Intangibles": all contracts, licenses, permits and other intangibles in which Borrower now or hereafter has rights and are now or hereafter used in connection with the ownership, development, construction, improvement, use, sale or lease of the Real Property, other than leases under which Borrower is lessor, sales contracts under which Borrower is seller of the Real Property Developer's Rights.

      1.34 "Default Rate": with respect to any indebtedness, the per annum rate of interest identified in the Schedule as the Default Rate.

      1.35 "Discount Rate": the per annum rate identified in the Schedule as the Discount Rate.

      1.36 "Documents": this Agreement, the Note, any and all Guaranties, any and all Subordination Agreements, the Environmental Certificate, the Borrower's Security Documents, and all other documents now or hereafter executed in connection with the Loans, as they may be from time to time renewed, amended, restated or replaced.

      1.37 "Environmental Certificate": an environmental certificate to be executed and delivered to Lender by Borrower and such other persons as Lender may require and containing representations, warranties and covenants regarding the environmental condition of the Real Property and the Component Sites, as it may be from time to time renewed, amended, restated or replaced.

      1.38 "Event of Default": the meaning set forth in paragraph 7.1.

      1.39 "Force Majeure Event": an "act of God," a fire, a strike, a governmental order and/or injunction which is issued by a court of competent jurisdiction for reasons other than for Borrower's acts or omissions which would constitute a default under this Agreement, or a similar event beyond Borrower's reasonable control.

      1.40 "Guarantor": at any time, a person or entity then required under the terms of this Agreement to guarantee all or any part of the Obligations.

      1.41 "Guaranty": a guaranty and subordination agreement made by a Guarantor with respect to all or any part of the Obligations, as it may be from time to time renewed, amended, restated or replaced.

      1.42 "Impositions": all real estate, personal property, excise, privilege, transaction, documentary stamp and other taxes, charges, assessments and levies (including non-governmental assessments and levies such as maintenance charges, association dues and assessments under private covenants, conditions and restrictions) and any interest, costs, fines or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed.

      1.43 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

      1.44 "Incomplete Improvements": with respect to a Time-Share Interest, Construction Improvements which are being constructed as a part of the Construction Work Phase from which such Time-Share Interest has resulted or will result or which have been promised to the Purchaser of the Time-Share Interest and as to which Substantial Completion has not occurred.

      1.45 "Insurance Policies": the insurance policies that Borrower is required to maintain and deliver pursuant to paragraph 6.1(c).

      1.46 "Interest Reserve Advance": an Loan Advance (or portion thereof) made to pay accrued and unpaid interest on any portion of the Loan.

      1.47 "Interest Reserve Fund": that portion of the Loan which is allocated within all Construction Budgets to an interest reserve for the monthly payment of interest accrued on the Loan.

      1.48 "Legal Requirements": (a) all present and future judicial decisions, statutes, regulations, permits or certificates of any governmental authority in any way applicable to Borrower or its property; and (b) all contracts or agreements (written or oral) by which Borrower or its property is bound or, if compliance therewith would otherwise be in conflict with any of the Documents, by which Borrower or its property becomes bound with Lender's prior written consent.

      1.49 "Lender": FINOVA Capital Corporation, a Delaware corporation, and its successors and assigns.


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

      1.50 "Lender's Inspector": with respect to a Construction Work Phase, the meaning given to it in Exhibit A.

      1.51 "Loan": the loan made pursuant to paragraph 2.1(b).

      1.52 " Loan Fee": the amount identified in the Schedule as the Loan Fee.

      1.53 "Maturity Date": the date identified in the Schedule as the Maturity Date.

      1.54 "Maximum Acquisition Refinancing Component Amount": the amount identified in the Schedule as the Maximum Acquisition Refinancing Component Amount.

      1.55 "Maximum Loan Amount": the amount identified in the Schedule as the Maximum Loan Amount.

      1.56 "Minimum Opinion Matters": due organization and good standing of Borrower and those Guarantors and (if any) other sureties for the Performance of the Obligations who are not natural persons; due authorization, execution and delivery of the Documents; enforceability of the Documents (including choice of law provisions); compliance of the Loans with applicable usury laws; the absence of conflict between the Documents and Articles of Organization of Borrower and those Required Guarantors and (if any) other sureties for the Performance of the Obligations who are not natural persons; non-contravention of the Documents and performance thereunder by Borrower, Required Guarantors and (if any) other sureties for the Performance of the Obligation with applicable judgements, awards or agreements by which they or their respective properties are bound; non-materiality of pending and threatened litigation of Borrower, Required Guarantors and (if any) other sureties for the Performance of the Obligations; compliance by Borrower with applicable laws; zoning for the Real Property and Component Sites; compliance of Borrower with applicable laws; compliance with applicable zoning laws; compliance of the Time-Share Program, the Time-Share Program Governing Documents and Time-Share Program Consumer Documents with applicable laws; and proper perfection of the required liens and security interests.

      1.57 "Minimum Required Time-Share Approvals": with respect to the Time-Share Program, all approvals required from governmental agencies in order to sell Time-Share Interests and offer them for sale at the Component Sites.

      1.58 "Non-Real Property Time-Share Interest": a Time-Share Interest which is not a Real Property Time-Share Interest.

      1.59 "Note": the promissory note to be made and delivered by Borrower to Lender pursuant to paragraph 4.1(a) to evidence the Loan, as it may be from time to time renewed, amended, restated or replaced.

      1.60 "Obligations": all obligations, agreements, duties, covenants and conditions of Borrower to Lender which Borrower is now or hereafter required to Perform under the Documents.

      1.61 "Opening Prepayment Date": the date identified in the Schedule as the Loan Opening Prepayment Date.

      1.62 "Partial Release Fee": the amount identified in the Schedule as the Partial Release Fee.

      1.63 "Performance" or "Perform": full, timely and faithful performance.

      1.64 "Permitted Debt": the meaning given to it in paragraph 6.2(b).

      1.65 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record which Lender has agreed to accept as set forth in Exhibit B.

      1.66 "Personal Property": with respect to any portion of the Real Property, all fixtures and tangible and intangible personal property in which Borrower now or hereafter has an interest and which now or hereafter either are
(a) located on such portion of the Real Property or (b) intended or necessary for, arise from or pertain to the ownership, development, construction, improvement, repair, use, operation, sale or lease of such portion of the Real Property.

      1.67 "Phase I": the portion of the Real Property identified in the Schedule as Phase I.

      1.68 "Phase II": the portion of the Real Property identified in the Schedule as Phase II.

      1.69 "Plans and Specifications": the architectural, structural, mechanical, electrical and other plans and specifications for the construction of the Construction Improvements and the completion of


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the rest of the Construction Work prepared by Architect(s)/Engineer(s), as approved by Lender as modified from time to time with Lender's prior written consent.

      1.70 "Prepayment Premiums": Loan Prepayment Premium.

      1.71 "Principal Construction Work-Related Items": the Plans and Specifications and all agreements between Borrower and third parties pertaining to the Construction Work, including, without limitation, the Construction Work Contract(s) and the Architect/Engineer Agreement(s), as approved by Lender in writing and modified from time to time in accordance with the terms of the Documents.

      1.72 "Property": the Real Property and the related Personal Property.

      1.73 "Purchase Contract": a purchase contract pursuant to which Borrower has agreed to sell and a third party has agreed to purchase a Time-Share Interest.

      1.74 "Purchase Contracts Escrow": with respect to Purchase Contracts not yet closed, the escrow established with Purchase Contracts Escrow Agent pursuant to paragraph 3.3.

      1.75 "Purchase Contracts Escrow Agent": at any time with respect to the Purchase Contracts Escrow, the person then acting as escrow agent under the Purchase Contracts Escrow.

      1.76 "Quiet Enjoyment Rights": the meaning given to it in paragraph
4.1(b).

      1.77 "Real Property": the real property described in Exhibit C.

      1.78 "Real Property Developer's Rights": all rights and privileges of Borrower under all development agreements, declarations, restrictive covenants and other documents applicable to the Real Property or, if compliance therewith would otherwise be in conflict with any of the Documents, become applicable to the Real Property, with Lender's prior written consent.

      1.79 "Real Property Time-Share Interest": a Time-Share Interest which includes or is coupled with a real property interest in any of the Component Sites.

      1.80 "Reference Rate": the interest rate identified in the Schedule as the Reference Rate.

      1.81 "Required Closing Date": the date identified in the Schedule as the Required Closing Date.

      1.82 "Required Completion Assurance Deposit ("Construction"): the meaning given to it in paragraph 6.1(m), with respect to any Construction Work Phase.

      1.83 "Required Completion Date": with respect to a Construction Work Phase, the date identified in the Schedule as the Required Completion Date for such Construction Work Phase.

      1.84 "Required Guarantor(s)": with respect to a Loan, the individual(s) identified in the Schedule as the Required Guarantor(s) for such Loan.

      1.85 "Resolution": a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and such members whose approval is required under the applicable Articles of Organization, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required under the applicable Articles of Organization.

      1.86 "Schedule": the Schedule of Additional Terms which follows the signature pages of the parties.

      1.87 "Subordination Agreement": a subordination agreement made by a Subordinator subordinating indebtedness owed to it by Borrower to all or a part of the Loans, as it may be from time to time renewed, amended, restated or replaced.

      1.88 "Subordinator": at any time, a person or entity then required under the terms of this Agreement to subordinate indebtedness owed to it by Borrower to all or any part of the Obligations.

      1.89 "Substantial Completion": with respect to a Construction Work Phase:

            (a) substantial completion (as defined in AIA Document A201, most current version) of such Construction Work Phase, in accordance with the applicable Plans and Specifications, the applicable Construction Work Contract(s), the Documents, all applicable Legal Requirements, sound construction, engineering and architectural principles and commonly accepted safety-standards, free of liens and free of defective materials and workmanship;


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

            (b) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of substantial completion from Borrower and the applicable Architect(s)/Engineer(s) and, if Lender elects, from Lender's Inspector to the effect that such Construction Work Phase has been so completed, all utilities necessary to serve the portions of the Real Property improved as a part of such Construction Work Phase have been connected and are operating, the Construction Improvements being constructed in such Construction Work Phase are fully furnished and ready for occupancy for the intended time-share purposes, and final payment is due under all applicable Construction Work Contracts between Borrower and all applicable Construction Work Contractors (subject only to retention for "punch-list" items); (ii) a certificate of occupancy (or its equivalent) from the appropriate governmental authority having jurisdiction over such Construction Work Phase which has the effect of allowing the use of the applicable Construction Improvements for time-share or other intended purposes;
(iii) if applicable Legal Requirements provide that the recording of a notice of completion will cause the expiration upon a date certain of the statutory period within which mechanics' and similar liens can be filed, verification of the recording of such notice in the manner prescribed by such laws; (iv) final lien waivers, other than lien waivers for any portion of the Construction Work Phase remaining to be performed prior to Completion of such Construction Work Phase and for which Lender is still holding Basic Retainage for such Construction Work Phase or Additional Retainage for such Construction Work Phase sufficient to cover such portion of such Construction Work Phase remaining to be performed;
(v) the as-built survey required pursuant to paragraph 6.1(m) after substantial completion of such Construction Work Phase; (vi) the title policy endorsements required pursuant to paragraph 6.1(m) after substantial completion of such Construction Work Phase; and (vii) if any portion of the Construction Improvements in such Construction Work Phase is required to be dedicated to a governmental authority, evidence that such dedication has occurred and that the governmental authority has accepted such Construction Improvements, subject only to customary warranty obligations on the part of Borrower.

      1.90 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations have been Performed and Lender has no further obligation to extend credit in connection with the Loans.

      1.91 "Third Party Consents": those consents which Lender requires Borrower to obtain, or which Borrower is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Documents.

      1.92 "Time-Share Association": the association established or to be established in accordance with the applicable Time-Share Declaration to manage the applicable Time-Share Program and in which at least all owners of Real Property Time-Share Interests will be members.

      1.93 "Time-Share Associations": whether one or more, all Time-Share Associations.

      1.94 "Time-Share Declaration": that declaration or declaration of covenants, conditions and restrictions which have been or will be executed by Borrower, have been or will be recorded in the real estate records of the county where the Real Property is located, and have or will establish the applicable Time-Share Program.

      1.95 "Time-Share Declarations": whether one or more, all Time-Share Declarations.

      1.96 "Time-Share Interest": one of the types of time-share interests identified in the Schedule as the Time-Share Interests.

      1.97 "Time-Share Program": collectively, all Time-Share Programs.

      1.98 " Time-Share Program": the program created or to be created under the applicable Time-Share Declaration by which persons may own Real Property Time-Share Interests in the Real Property, enjoy their respective Real Property Time-Share Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

      1.99 "Time-Share Program Consumer Documents": Time-Share Program Consumer Documents.

      1.100 "Time-Share Program Governing Documents": all Time-Share Program Governing Documents.

      1.101 "Time-Share Program Governing Documents Assignments": whether one or more, Time-Share Governing Documents.


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      1.102 "Time-Share Program Governing Documents": the Time-Share
Declaration, the Articles of Organization for the applicable Time-Share Association, any and all rules and regulations from time to time adopted by the Time-Share Association, the applicable Time-Share Management Agreement and any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the budget of the applicable Time-Share Program in lieu of paying assessments.

      1.103 "Time-Share Program Governing Documents Assignment": a written assignment to be executed and delivered to Lender by Borrower, and creating in favor of Lender in order to facilitate Performance of the Obligations, subject only to the Permitted Encumbrances, a perfected, direct, first and exclusive assignment of Borrower's rights in, to and under the Time-Share Program Governing Documents, and as it may be from time to time renewed, amended, restated or replaced.

      1.104 "Time-Share Program Management Agreement Assignments": whether one or more, all Time-Share Program Management Agreement Assignments.

      1.105 "Time-Share Program Management Agreements": whether one or more, all Time-Share Program Management Agreements.

      1.106 "Time-Share Program Managers": whether one or more, Time-Share Program Managers.

      1.107 "Time-Share Program Management Agreement": the management agreement from time to time entered into between the Time-Share Association and the Time-Share Program Manager regarding the management of the Time-Share Program.

      1.108 "Time-Share Program Management Agreement Assignment": a written assignment to be executed and delivered to Lender (and thereafter re-delivered as appropriate) by Borrower or any Affiliate of Borrower if any of them is the Time-Share Program Manager and granting to Lender in order to facilitate Performance of the Obligations, subject only to the Permitted Encumbrances, a perfected, direct, first and exclusive assignment of the applicable Time-Share Management Agreement, as it may be from time to time renewed, amended, replaced or restated.

      1.109 " Time-Share Program Manager": the person from time to time employed by the Time-Share Association to manage the Time-Share Program.

      1.110 "Time-Share Program Consumer Documents": the Purchase Contract, Instrument, Purchaser Security Document, deed of conveyance, credit application, credit disclosures, rescission right notices, final subdivision public reports/ prospectuses/public offering statements, receipt for public report, exchange affiliation agreement and other documents used or to be used by Borrower in connection with the sale of Real Property Time-Share Interests.

      1.111 Title Insurer (Borrower's Mortgage)": a title company which is acceptable to Lender and issues the Title Policy (Borrower's Mortgage).

      1.112 "Title Policy (Borrower's Mortgage)": whether one or more, an ALTA lender's policy of title insurance in an amount not less than the sum of the Maximum Amount and any deferred portion of the Loan Fee, insuring Lender's interest in the Borrower's Mortgage as a perfected, direct, first and exclusive lien on the Time-Share Interest(s) encumbered thereby, subject only to the Permitted Encumbrances, issued by Title Insurer (Borrower's Mortgage) and in form and substance acceptable to Lender.

      1.113 "Uncovered Cost of the Construction Work Phase": with respect to a Construction Work Phase, the amount equal to the excess (if any) of (a) the remaining unpaid cost of Completion of the Construction Work Phase over (b) the undisbursed portion of the Loan committed with respect to such Construction Work Phase and the remaining balance of any Required Completion Assurance Deposits (Construction) held by Lender with respect to such Construction Work Phase.

      1.114 "Uncovered Cost of the Construction Work": at any time, the sum of the Uncovered Cost of the Construction Work for all committed Construction Work Phases.

      1.115 "Unit": a dwelling unit at the Real Property.

      1.116 "VOP": the meaning given to it in the Time-Share Program Governing Documents approved by Lender.

2. LOAN COMMITMENT; USE OF PROCEEDS

      2.1 (a) Loan Commitment; Determination of Advance Amounts. Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Loan Advances to Borrower in accordance with the terms and conditions of this Agreement for the purposes specified in paragraph 2.1(a). The Acquisition Refinancing Component Advance shall be in an amount not to exceed the Maximum Acquisition Refinancing Component Amount. Subject to the provisions of paragraph 4.8, the amount of each Interest Reserve Advance shall be in the amount of interest then accrued and unpaid on the portion of the Loan for which payment of interest is allocated within the applicable Construction Budget. The amount of each Construction Work-Related Advance shall be equal to the costs of the work covered by the applicable Construction Work-Related Advance Request and allocated within the applicable Construction Budget for payment out of the Loan less an amount equal to the sum of (a) an amount ("Basic Retainage") equal to the percentage identified in the Schedule as the Basic Retainage Percentage times the hard costs of such work and (b) any additional retainage in excess of the amount of the Basic Retainage required under the applicable Construction Work Contract(s); provided, however, that Construction Work-Related Advances shall not be made for stored or ordered materials not yet incorporated into the Construction Improvements unless such materials are: (1) owned by the Borrower; (2) kept in a secured, insured and covered facility; and (3) certified as to the foregoing by Lender's Inspector. The Basic Retainage for a Construction Work Phase shall be disbursed at the time of Substantial Completion of the Construction Work Phase to the extent Construction Work Contractor(s) are then entitled to it under the applicable Construction Work Contract(s) between Borrower and such Construction Work Contractor(s), subject to Lender's right to keep such portion of such Basic Retainage as it may reasonably determine to be necessary to ensure Completion of the Construction Work Phase. Lender shall have no obligation to make any Construction Work-Related Advance with respect to a Construction Work Phase if, after giving effect to such Advance, the cost of Completion of the Construction Work Phase exceeds the sum of (i) remaining undisbursed balance of the Construction Component allocated to the Construction Work Phase and (ii) all Required Completion Assurance Deposits (Construction) held with respect to such Construction Work Phase. Lender shall have no obligation to make any Loan Advance if, after giving effect to such Advance, the sum of (i) the unpaid principal balance of the Loan, (ii) the committed and undisbursed balance of the Loan, and (C) the Uncovered Cost of the Construction Work exceeds the Maximum Loan Amount. Construction Work-Related Advances shall include an Advance to reimburse Borrower, upon satisfaction of all conditions precedent hereunder, for construction expenses already incurred on the Real Property, but in an amount both consistent with the Construction Budget, as approved, and as otherwise approved by the Lender's Inspector.

            (b) General Commitment. Lender shall have no obligation to make an Advance if, after giving effect to such Advance, the sum of (i) aggregate unpaid principal balances of the Loans, (ii) the committed and undisbursed portion of the Loan and (iii) the Uncovered Cost of the Construction Work would exceed the Maximum Loan Amount.

      2.2 Borrowing Term. The Loan is not a revolving line of credit. All of the Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender.

      2.3 Advances. Borrower will use the Acquisition Refinancing Advance only for the Approved Acquisition Refinancing Component Uses. Borrower will use Construction Work-Related Advances only to pay or reimburse Borrower for the line-item expenses shown in the applicable Construction Budgets as being paid out of the Loan. If the amount needed by Borrower for any line-item expense set forth in the Construction Budget for a Construction Work Phase is less than the amount of the line-item expense budgeted to be paid out of the Loan, such excess may be re-allocated to other line items in such Construction Budget or, at Lender's option, to the contingency line-item in such Construction Budget as approved by Lender in writing, such approval not to be unreasonably withheld so long as at the time of such requested re-allocation, (i) no Event of Default exists, (ii) Borrower has executed such modifications to the Documents as Lender may require in connection therewith, and (iii) the line-item has been fully bid, the savings in such line-item is supported by bid, Lender's Inspector has concurred that savings in the line-item exists and such Construction Budget is amended accordingly.

      2.4 Interest. Except as otherwise provided in the Notes or this Agreement, interest ("Basic Interest") shall accrue on the unpaid principal balance of a Loan from time to time outstanding at the applicable Basic Interest Rate. Basic Interest shall be calculated on the basis of the actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty (360) days. Payments of principal, Basic Interest and any other amounts due and payable under the Documents shall earn interest after they are due at the Default Rate. At the option of Lender, while an Event of Default exists, Basic Interest shall accrue at the Default Rate.

      2.5 Minimum Required Payments.

            (a) Interest Payments. Commencing on the last Business Day of the calendar month in which the initial Advance is made or on the last Business Day of each succeeding month thereafter until the Maturity Date or the date on which the Loan is paid in full, whichever is earlier, Borrower will pay to Lender in arrears accrued and unpaid interest on the Loan.

            (b) Scheduled Minimum Principal Payments. On the first through fourth anniversaries of the initial Advance, Borrower will make a principal payment on the Loan which when aggregated with all principal payments previously made is not less than an amount determined in accordance with the schedule identified in the Schedule as the Minimum Principal Payments Schedule.

            (c) Maturity Date Payment. Borrower will pay to Lender on the Loan Maturity Date the then unpaid principal balance of the Loan, together with all accrued and unpaid interest on and other sums remaining owing in connection with the Loan.

      2.6 Prepayment.

      (a) Prohibition of Prepayment of Receivables Loan; Receivables Loan Prepayment Premium. Without the prior written consent of Lender, Borrower shall not be entitled to prepay the Loan except in accordance with the terms of this Agreement. Commencing on the Opening Prepayment Date, Borrower shall have the option to prepay the Loan in full but not in part on any Loan Installment Date, upon sixty (60) days prior written notice and the simultaneous payment of the applicable Prepayment Premium.

      (b) Exceptions to Prepayment Prohibitions. Notwithstanding anything in paragraph 2.9(a) to the contrary, principal payments scheduled under the Note and Partial Release Fees shall not be prepayments prohibited pursuant to such paragraph or require the payment of a Prepayment Premium:

      2.7 Application of Partial Releases; General Provisions Pertaining to Application of Payments. Partial Release Fees shall be applied first to the principal balance of the Loan, next to accrued and unpaid interest on the Loan, and then to all other sums owing in connection with the Loan in such order or manner as Lender may determine. Notwithstanding anything in the Documents to the contrary other than the preceding provisions of this paragraph regarding the application of the Partial Release Fees, the amount of all payments or amounts received by Lender with respect to the Loan shall be applied to the extent applicable under the Documents: (a) first, to any past due payments of interest on the Loan and to accrued and unpaid interest on the Loan through the date of such payment, including any default interest; (b) then, to any interest on delinquent interest, late fees, overdue risk assessments, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender under the Documents in connection with the Loan; and (c) last, the remaining balance, if any, to the unpaid principal balance of the Loan; provided, however, while an Event of Default or Incipient Default exists, each payment received with respect to the Loan shall be applied to such amounts owed to Lender by Borrower as Lender in its discretion may determine. In calculating interest and applying payments to a Loan as set forth above: (a) interest on the Loan shall be calculated and collected through the date payment is actually received by Lender; (b) interest on the outstanding balance of the Loan shall be charged during any grace period permitted under the Documents; (c) on each annual anniversary of the initial Advance of the Loan, all past due interest and other past due charges provided for under the Documents with respect to the Loan shall be added to the principal balance of the Loan; and (d) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the Obligations in connection with the Loan intended to be satisfied therefrom shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balance as Lender, in its discretion, deems appropriate under the circumstances. The provisions of this paragraph are also subject to the parties rights and obligations under the Documents as to the application of proceeds of the Collateral following an Event of Default.

      2.8 Loan Fee. The Loan Fee is earned and shall be payable upon execution of this Agreement; provided, the Loan Fee shall be deducted by Lender out of the first Advance to the Borrower.

3. SECURITY.

      3.1 Maintenance of Security. Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained in full force and effect throughout the Term (except as otherwise expressly provided in such Document), as security for the Performance of the Obligations, the Borrower's Security Documents and all other security required to be given to Lender pursuant to the terms of this Agreement.

      3.2 Liability of Guarantors. The payment and Performance of the Obligations shall be jointly, severally, primarily and unconditionally guaranteed by the Required Guarantors, except as limited (if at all) by the terms of the Schedule or the Guaranties executed by them.

      3.3 Sale and Partial Release of Time-Share Interests. Notwithstanding anything in any of the Documents to the contrary, Borrower may enter into Purchase Contracts with Purchasers for the sale and purchase of Time-Share Interests only upon the terms and conditions set forth in this paragraph. The sale shall be made in the ordinary course of Borrower's business in a bona fide transaction when no Event of Default exists; the sale shall comply with all applicable Legal Requirements; the sale price for the Time-Share Interest shall be at least equal to the amount set forth in a written schedule of minimum sales prices for Time-Share Interests prepared by Borrower and approved by Lender, such approval not to be unreasonably withheld; and the Purchase Contract shall close through the Purchase Contracts Escrow and result in the payment of the applicable Partial Release Fee. Borrower shall be entitled to close a Purchase Contract for the sale and purchase of a Time-Share Interest and have such Time-Share Interest covered by such Purchase Contract released from the Borrower's Mortgage only upon satisfaction of the following conditions: (a) the sale satisfies the criteria set forth in the preceding sentence; (b) the Time-Share Interest has been legally created and Borrower has obtained all Minimum Required Time-Share Approvals with respect to its sale; (c) Borrower has paid all recording and escrow fees incurred in connection with the partial releases; (d) Lender has received at least five (5) Business Days prior to the requested release (i) a written request from Borrower certifying to Lender that the sale and partial release satisfy the criteria set forth in this paragraph at least five (5) Business Days prior to the date of the requested release, and
(ii) a completed partial release document in recordable form and otherwise satisfactory to Lender; and Lender has received the following amounts: (i) the applicable Partial Release Fee, (ii) all its out-of-pocket expenses incurred in connection with the partial release, (iii) if required by Lender, a payment of accrued and unpaid Basic Interest on a principal portion of the Loan in the amount of the Partial Release Fee, and (iv) if an Event of Default exists, any remaining proceeds from the sale of the Time-Share Interest. If a partial release of a Time-Share Interest is executed by Lender and recorded in the real estate records where the Borrower's Mortgage is recorded and Lender receives the payment of any applicable Partial Release Fee, there shall ipso facto be released from the other Borrower's Security Documents: (a) so long as no Event of Default then exists, any Purchase Contract for the sale of such Time-Share Interest, any and all instruments, chattel paper and general intangibles evidencing or representing purchase money indebtedness owing to Borrower in connection with the sale of such Time-Share Interest, and any and all proceeds paid or payable thereunder; (b) any tangible Personal Property appurtenant to such Time-Share Interest; and (c) any other property expressly described in the recorded partial release.

      3.4 Other Developmental Matters Affecting Security. If Borrower desires Lender to give its consent to or take any other action concerning a matter affecting the zoning, platting, development or sale of or title to any of the Real Property, it shall comply with the procedures set forth in Exhibit D. The provisions of the preceding sentence shall not apply to Borrower's desire to obtain partial releases or to obtain Advances, the procedures for which are set forth elsewhere in this Agreement.

4. CONDITIONS PRECEDENT TO ADVANCES; MINIMUM AMOUNT AND MAXIMUM FREQUENCY OF ADVANCES; METHOD OF DISBURSEMENT

      4.1 Delivery of Documents and Due Diligence Items Prior to Initial Advance Under Agreement. Lender's obligation to make the initial Advance under this Agreement shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement having been satisfied in Lender's judgment:

            (a) Documents. Borrower shall have delivered to Lender the following Documents, duly executed, delivered and in form and substance satisfactory to Lender, not later than the Required Closing Date:

                  (i) this Agreement;

                  (ii) the Note in form and substance identical to Exhibit D;

                  (iii) Guaranties from the Required Guarantors in form and substance identical to Exhibit E;

                  (iv) the Subordination Agreements from the persons required to subordinate indebtedness owed to them by Borrower to this Agreement pursuant to paragraph 6.1(e);

                  (v) the Environmental Certificate;

                  (vi) the Borrower's Mortgage;

                  (vii) the Borrower's Assignments;

                  (viii) the Borrower's Security Agreements;

                  (ix) the Borrower's Security Documents not listed above;

                  (x) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the security interests in the Collateral;

                  (xi) a Certificate of Borrower Regarding Consumer and Project Documents in form and substance identical to Exhibit F;

                  (xii) the Title Policy (Borrower's Mortgage);

                  (xiii) a favorable opinion or opinions from independent counsel for Borrower, which counsel shall be satisfactory to Lender and which opinion shall cover such matters as Lender may require, including, without limitation, the Minimum Opinion Matters pertaining to Borrower and the Time-Share Program;

                  (xiv) a favorable opinion or opinions from independent counsel for the Required Guarantors and (if any) other sureties for the Performance of the Obligations, which counsel shall be satisfactory to Lender and which opinion shall cover such matters as Lender may require, including, without limitation, the Minimum Opinion Matters pertaining to such persons;

                  (xv) the Third Party Consents; and

                  (xvi) such other documents as Lender may reasonably require to effect the intent and purposes of this Agreement.

            (b) Organizational, Time-Share Program and Other Due Diligence Documents. Borrower shall have delivered to Lender the following items, in form and substance satisfactory to Lender, at least ten (10) Business Days (unless a longer period is expressly specified) prior to the earlier of (a) the date of the initial Advance or (b) the Required Closing Date:

                  (i) the Articles of Organization of Borrower, the Required Guarantors and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

                  (ii) the Resolutions of Borrower, the Required Guarantors and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, authorizing the execution and delivery of the Documents, the transactions contemplated thereby and such other matters as Lender may require;

                  (iii) a certificate of good standing for Borrower, the Required Guarantors and (if any) other sureties for the Performance of the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, from the state of its organization;

                  (iv) at least fifteen (15) Business Days prior to the date of the Advance, a Phase I environmental assessment of and hazardous materials report for the Real Property;

                  (v) evidence that all taxes and assessments on the Real Property have been paid;

                  (vi) such evidence as Lender may reasonably require that Borrower has good and marketable title to the Real Property and that there is no condition of title which would interfere with the time-share and other intended uses of the Real Property, together with a commitment or preliminary title report for the issuance of the Title Policy (Borrower's Mortgage) and copies of all documents referred to therein, and a closing protection letter issued to Lender with respect to the issuing title agent by the Title Insurer (Borrower's Mortgage);

                  (vii) 1992 ALTA/ ACSM survey maps of the Real Property prepared by a licensed land surveyor acceptable to Lender, certified to Lender in writing and showing the Real Property, evidence of access to the Real Property, all easements necessary for the operation and use of the Real Property for time-share and other intended purposes, and such other details as Lender may reasonably require; a condominium map for the Real Property;

                  (viii) all licenses and certificates (exclusive of the Minimum Required Time-Share Approvals and licenses and certificates which are dependent upon the construction or making of any Construction Improvements), for the time-share and other intended uses of the Real Property, including environmental permits;

                  (ix) evidence the Real Property are zoned for time-share and other intended uses and that all approvals under applicable Legal Requirements, exclusive of approvals which are dependent upon the construction or making of any Construction Improvements, have been obtained for such uses;

                  (x) the Minimum Required Time-Share Approvals or evidence that Borrower will be able to obtain them by the date identified in the Schedule as the Minimum Required Time-Share Approvals Delivery Date;

                  (xi) a copy of the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents;

                  (xii) the Insurance Policies;

                  (xiii) evidence that the Real Property is not located within a flood prone area or, if within a flood zone, evidence that flood insurance has been obtained;

                  (xiv) evidence of the current and assumed continued availability of utilities necessary to serve the Real Property for time-share and other intended uses;

                  (xv) evidence of legal access to and parking for the Real Property adequate for time-share and other intended uses;

                  (xvi) to the extent such agreements have been entered into, a copy of all marketing contracts, management contracts, service contracts, operating agreements, equipment leases, space leases and other agreements pertaining to the Real Property, or which are necessary for the operation and time-share and other intended uses of the Real Property and the sale of Time-Share Interests and are not otherwise required pursuant to another item in this paragraph;

                  (xvii) evidence that each owner of a Time-Share Interest will have available to it the quiet and peaceful enjoyment of the Time-Share Interest (including promised accommodations, amenities and easements) owned by it which cannot be disturbed so long as such owner is not in default of its obligations to pay the purchase price of its Time-Share Interest, to pay assessments to the Time-Share Associations, and to comply with reasonable rules and regulations pertaining to the use of the Time-Share Interest ("Quiet Enjoyment Rights");

                  (xviii) the actual or pro-forma operating budgets for the Time-Share Association;

                  (xix) the financial statements identified in the Schedule as the Financial Statements Required For Closing;

                  (xx) a fully executed tax service contract;

                  (xxi) at least fifteen (15) Business Days prior to such Advance, a completed Year 2000 questionnaire in the form submitted by Lender to Borrower;

                  (xxii) all grading permits, foundation permits, building permits, environmental permits, and other permits, licenses, approvals and certificates for the construction of the Construction Improvements and the use and operation (exclusive of the Minimum Required Time-Share Approvals or certificates of occupancy or other licenses and certificates dependent upon completion of construction of the Construction Improvements) of the Construction Improvements and Real Property, for time-share and other intended uses, including any necessary architectural committee approvals;

                  (xxiii) a soils test report with respect to the suitability of the soils on the Real Property for purposes of constructing the Construction Improvements;

                  (xxiv) if required by Lender in writing, a flood and drainage study with respect to the Real Property and the Construction Improvements;

                  (xxv) such certificates as Lender may require from the Architect/Engineer regarding the adequacy of the Plans and Specifications (including, without limitation, their compliance with the Americans With Disabilities Act and all other Legal Requirements) and the Construction Budget for the Construction Work and such other matters as Lender may deem pertinent;

                  (xxvi) a detailed draw schedule for all Advances;

                  (xxvii) the Work Progress Schedule for the Construction Work complete in all respects (subject only to Lender's Approval);

                  (xxviii) a guaranteed maximum price Construction Contract necessary for Completion of the Construction Work between Borrower and all Contractors; and such certificates as Lender may request from the Contractors regarding the adequacy of the Construction and such other matters as Lender may reasonably deem appropriate; all information as Lender may reasonably require regarding the Contractor, (which, among other things, shall consist of financial statements for the last two years, federal employer tax identification numbers, a Dun & Bradstreet report, verification with the applicable State Registrar of Contractors or equivalent regulatory body and independent verification that each such Contractor has successfully and regularly completed Work of the scope, quality and dimension as stated in the applicable Construction Contract); completion and performance bonds or, if approved by Lender, completion guarantees, in all events acceptable to Lender in style and content;

                  (xxix) the report of Lender's Inspector with respect to the Construction Budgets, Plans and Specifications, Contracts, Work Progress Schedules , and other construction-related items; and (xxx) such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

            (c) Credit Reports; Search Reports; Site Inspections. Lender shall have received, in form and substance satisfactory to Lender, the results of UCC searches with respect to Borrower, the Required Guarantors and the Time-Share Associations and such additional persons as Lender may reasonably require, and lien, litigation, judgment and bankruptcy searches for Borrower, the Required Guarantors, the Time-Share Associations and such additional persons as Lender may reasonably require, conducted in such jurisdictions as Lender deems appropriate and having a currency meeting Lender's requirements.

      4.2 Additional Conditions Precedent for Work-Related Advances. For each Work-Related Advance, other than an Interest Reserve Advance, Lender's obligation to make such Advance shall be subject to the terms and conditions set forth in Exhibit A.

      4.3 General Conditions Precedent to All Advances. Lender's obligation to fund any Advance is subject to and conditioned upon the additional terms and conditions set forth in the following subparagraphs being satisfied at the time of such Advance:

            (a) No material adverse change shall have occurred in the Time-Share Program, any Site, the Collateral, the business or financial condition of Borrower or any Required Guarantor (since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or any such Guarantor), or the ability of Borrower to Perform the Obligations.

            (b) There shall have been no material, adverse change in the warranties and representations made in the Documents by Borrower, any Required Guarantor and/or any surety for the Performance of the Obligations.

            (c) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

            (d) The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

            (e) Borrower shall have paid to Lender all fees, if any, which are required to be paid at or prior to the time of the Advance.

      4.4 Conditions Satisfied at Borrower's Expense. The conditions to Advances shall be satisfied by Borrower at its expense.

      4.5 Minimum Amount and Maximum Frequency of Advances. Advances shall be made in amounts not less than the amounts identified in the Schedule as the Minimum Advance Amount. Advances shall be made no more frequently in any calendar month than the frequency identified in the Schedule as the Maximum Advance Frequency
(Loan).

      4.6 Disbursement of Advances. Advances may be payable to Borrower; or either if requested by Borrower and approved in writing by Lender or required by Lender in connection with Construction Work-Related Advances, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower. Furthermore, Lender reserves the right to disburse Construction Work-Related Advances through a "control escrow." Advances shall be disbursed by wire transfer or, at Borrower's option exercised by written request to Lender, by check or drafts. Borrower will pay Lender's reasonable charge in connection with any wire transfer, and Lender's current charge is identified in the Schedule as the Wire Transfer Fee. Lender may, at its option, withhold from any Advance any sum (including costs and expenses) then due to it under the terms of the Documents or which Borrower would be obligated to reimburse Lender pursuant to the Documents if first paid directly by Lender.

      4.7 No Waiver. Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

      4.8 Interest Reserve Advances. If neither an Event of Default nor an Incipient Default exists during the Borrowing Term and, in Lender's discretion, after expiration of the Borrowing Term to the extent that the Interest Reserve Fund has not been exhausted, Lender will charge the Interest Reserve Fund until it has been exhausted for monthly interest billings on the Loan. If the Interest Reserve Fund is exhausted or is otherwise not available for such use, Borrower will pay to Lender the monthly installments of interest on the Note in accordance with the terms of such Note.

5.    BORROWER'S REPRESENTATIONS AND WARRANTIES

      Except as may be expressly otherwise provided in the Schedule, Borrower makes to Lender the representations and warranties set forth in this Article 5:

      5.1 Good Standing. Borrower is and duly organized, validly existing and in good standing as a business organization of the type identified in the Schedule as Borrower's Type of Business Organization under the laws of the state identified in the Schedule as Borrowers's State of Organization and is in good standing and authorized to do business in each jurisdiction where the location or nature of its properties (including, without limitation, the Collateral) or its business makes such good standing and qualification necessary. Borrower has full power and authority to carry on its business and own its property.

      5.2 Power and Authority; Enforceability. Borrower has full power and authority to execute and deliver the Documents and to Perform the Obligations. All action necessary and required by Borrower's Articles of Organization and all other Legal Requirements for Borrower to obtain the Receivables Loan, to execute and deliver the Documents which have been or will be executed and delivered in connection with the Documents and to Perform the Obligations has been duly and effectively taken. The Documents are and, to Borrower's knowledge, shall be, legal, valid, binding and enforceable against Borrower; and neither the Documents nor Borrower's Performance under the Documents violate or will violate the Applicable Usury Law or constitute or will constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. Except for the Third Party Consents delivered pursuant to
Article 4 and the consents evidenced by the Resolutions delivered pursuant to
Article 4, no consent of any governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Documents.

      5.3 Borrower's Principal Place of Business. Borrower's principal place of business and chief executive office are located at the addresses identified in the Schedule as Borrower's Principal Place of Business and Borrower's Chief Executive Office.

      5.4 No Litigation. There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which might materially adversely affect the Time-Share Program, the Real Property, the Collateral, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations. Borrower will promptly notify Lender if any such action, litigation or proceeding is commenced or threatened.

      5.5 Compliance with Legal Requirements. Borrower has complied with all Legal Requirements in all material respects, including, without limitation, all Legal Requirements of the state in which the Real Property is located and all other governmental jurisdictions in which Time-Share Interests have been sold or offered for sale.

      5.6 No Misrepresentations. The Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Loans do not contain as of the date furnished to Lender any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Time-Share Program, the Real Property, the Collateral, the business or financial condition of Borrower or any Guarantor, or the ability of Borrower to Perform the Obligations.

      5.7 No Default for Third Party Obligations. Borrower is not in default under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing or in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

      5.8 Payment of Taxes and Other Impositions. Borrower has filed all tax returns and, subject to the provisions of paragraph 9.20, has paid all Impositions, if any, required to be filed by it or paid by it, including real estate taxes and assessments relating to the Collateral.

      5.9 Sales Activities. Prior to the date of this Agreement, Borrower has sold Time-Share Interests and offered Time-Share Interests for sale only in the jurisdictions identified in the Schedule as the Jurisdictions Where Sales And/or Offers to Sell Have Occurred.

      5.10 Time-Share Interest Not a Security. Borrower has not sold or offered for sale any Time-Share Interest as an investment. Neither the sale nor the offering for sale of any Time-Share Interest will constitute the sale or the offering for sale of a security under any applicable law.

      5.11 Zoning Compliance. Neither time-share use nor other transient use and occupancy of the Real Property for time-share and other intended uses violates or constitutes or will violate or constitute a non-conforming use or require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Real Property.

      5.12 Association; Assessments and Reserves. When a Purchaser closes the purchase of a Time-Share Interest, such Purchaser automatically becomes a member of the Time-Share Association. The Purchaser will thereafter remain a member of such Time-Share Association(s) and be entitled to vote on the affairs thereof, subject only to retaining ownership of a Time-Share Interest in the Real Property Interest. Borrower warrants that, from and after the date of this
Agreement:

            (a) The applicable Time-Share Association will have authority to levy annual assessments to cover the costs of maintaining and operating the Time-Share Program for the Real Property;

            (b) the Time-Share Association will be solvent;

            (c) levied assessments will be adequate to cover the then current costs of maintaining and operating the Real Property and to establish and maintain a reasonable reserve for capital improvements; and

            (d) there will be no events which could give rise to a material increase in such costs, except for additions of subsequent phases of the Real Property that will not materially increase assessments.

      5.13 Title to and Maintenance of Common Areas and Amenities. Except as otherwise permitted and disclosed by the Time-Share Program Governing Documents, from and after the Association and Assessment Compliance Date for the Real
Property: (a) the Time-Share Association or the owners of Real Property Time-Share Interests in common will at all times own the furnishings in the Units and all the common areas in the Real Property and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests except for the Permitted Encumbrances; (b) no part of the Real Property is or will be subject to partition by the owners of Time-Share Interests; and (c) all access roads and utilities and off-site improvements necessary to the use of the Real Property will have been dedicated to and/or accepted by the responsible governmental authority or utility company or are owned by an association of owners of property in a larger planned development or developments of which the Real Property is a part.

      5.14 Survival and Additional Representations and Warranties. The representations and warranties and contained in this Article 5 are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

      5.15 Construction Representations and Warranties. The following representations and warranties are made with respect to each Construction Work Phase for which Borrower has requested a Construction Work-Related Advance:

            (a) Adequacy of Principal Work-Related Items. The Principal Work-Related Items which have been delivered to Lender for a Construction Work Phase are adequate (or will be adequate at the time required to be delivered to Lender pursuant to this Agreement) and will continue at all times to be adequate for Completion of the Construction Work Phase. All Principal Work-Related Items for a Construction Work Phase delivered to Lender are in full force and effect; no third party bound thereby is in default of its obligations thereunder or has threatened to terminate Borrower's rights thereunder; Borrower has paid all sums and performed all other obligations it has under them; and no third party bound thereby has any defense to the enforcement of Borrower's rights thereunder. Except as disclosed to Lender in writing, no moratorium or other legal impediment exists or, to the knowledge of Borrower, is threatened with respect to the issuance of any permit or approval necessary to use the Construction Improvements for time-share and other intended purposes upon Completion of the Construction Work.

            (b) Adequacy of Construction Budget. Borrower will cause the Construction Budget for the Construction Work and the Construction Budget for each Construction Work Phase to accurately and completely set forth the types and estimated maximum amounts of all costs which must be incurred for Completion of the Construction Work or Completion of the Work Phase, as the case may be, to occur.

            (c) Adequacy of Streets and Utilities. All streets, easements, and utilities (including potable water, storm and sanitary sewer, gas, electric, telephone and cable television facilities and garbage removal) necessary for the Completion of the Construction Work and use of the Real Property for time-share purposes have been completed, paid for in full and are available at the boundaries of the Real Property. All water and sewer treatment plants and power generation facilities intended to serve the Construction Improvements have been constructed and are operational; and upon Completion of the Construction Work, will have adequate capacity and size to serve the time-share and other intended uses of the Construction Improvements.

            (d) Status of Work; Break in Priority. No work, equipment, materials or services of any kind that may give rise to any mechanics or similar statutory lien (whether for work performed prior to or after recordation of the Borrower's Mortgage) which will have priority over the lien of the Borrower's Mortgage, including, without limitation, the destruction or removal of existing related Improvements, site work, cleaning, curbing, draining or fencing of the Real Property, has been or will be performed or commenced on the Real Property prior to recordation of the Borrower's Mortgage unless Lender has waived such condition in its discretion. As a condition precedent to any such waiver, such work, equipment, materials, services or work of any kind has been performed or provided with respect to the Real Property that may give rise to any mechanics or similar statutory lien which will have priority to the lien of the Borrower's Mortgage (including, without limitation, the destruction or removal of existing Improvements, site work, clearing, grubbing, draining or fencing of the Real Property); such work, equipment, materials and services must be fully disclosed in writing to Lender and Title Insurer (Borrower's Mortgage) prior to recordation of the Borrower's Mortgage, such work, equipment, materials and services must be satisfactory to Lender and Lender's Inspector; and Title Insurer (Borrower's Mortgage) must insure the priority of the Borrower's Mortgage over all such liens.

6. BORROWER'S COVENANTS

      6.1 Borrower's Affirmative Covenants.

      Except as may be expressly otherwise provided in the Schedule, Borrower gives to Lender the covenants and agreements set forth below in this paragraphs 6.1:

            (a) Good Standing. Borrower will maintain in good standing its existence as a business organization of the type identified in the Schedule as Borrower's Type of Business Organization under the laws of the state identified in the Schedule as Borrower's State of Organization and remain in good standing and authorized to do business in the jurisdiction where the Real Property and Component Sites are located and in each jurisdictions where Borrower is then selling Time-Share Interests or where at any time the location or nature of its properties or its business then makes such good standing and qualification necessary. Borrower will maintain full authority to Perform the Obligations and to carry on its business and own its property.

            (b) Compliance with Legal Requirements. Borrower will comply with all Legal Requirements in all material respects, including, without limitation, all Legal Requirements of the jurisdictions in which the Real Property and Component Sites are located and all other jurisdictions in which Time-Share Interests will be sold or offered for sale.

            (c) Insurance. Borrower will pay the cost of and will maintain and deliver to Lender evidence of insurance policies required by Lender which cover such risks, are written by insurers and are in amounts and on forms satisfactory to Lender. Borrower will exercise all voting and approval rights under the Time-Share Program Governing Documents regarding the use of casualty and condemnation proceeds and the repair and restoration of the Component Sites as directed by Lender in writing.

            (d) Reports.

                  (i) Financial Information. Borrower will furnish or cause to be furnished to Lender, within one hundred twenty (120) days after the end of each fiscal year of the subject, a copy of the financial statements for such fiscal year of Borrower, each Guarantor and, subject to the best efforts of Borrower, the Time-Share Associations; and will furnish or cause to be furnished to Lender within forty-five (45) days after the end of each quarterly fiscal period of the subject, a copy of the current financial statements of Borrower and Guarantor, subject to the best efforts of Borrower, the Time-Share Associations, for the period beginning on the first day of the fiscal year and concluding on such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements of Borrower, any Guarantor which is not a natural person, and the Time-Share Associations shall be certified by the chief financial officer of such entity. Annual statements of Borrower and the Guarantor shall be audited, certified by a recognized firm of certified public accountants reasonably satisfactory to Lender, and accompanied by the auditor's work papers. Annual statements of Guarantors who are natural persons shall be certified by such person. Together with such financial statements, Borrower will deliver to Lender a certificate signed by Borrower's chief operating officer and chief financial officer stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it and will cause the Guarantor to deliver a certificate, as required below. Such certificate shall state specifically that Borrower is in compliance with paragraphs 2.7(b) (with respect to sales of Time-Share Interests closed during the period covered by the financial statements required to accompany the certificate), 6.1(c), 6.1(e), 6.2(b) and 6.2(c) and such other paragraphs as may be specified in the Schedule or elsewhere in this Agreement. The certificate of the Guarantor must certify as to the Net Worth stated in paragraph S.5(a) of the Schedule. For purposes of this paragraph, in the case of a partnership or limited liability company, "chief operating officer" of an entity shall mean the general partner, member or manager having primary responsibility for the operations of such entity; and "chief financial officer" of such an entity shall mean the general partner, member or manager having primary responsibility for the finances of such entity.

                  (ii) Litigation. Borrower will promptly notify Lender if any action, litigation or other proceeding becomes pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which might materially adversely affect the Time-Share Program, the Real Property, the Collateral, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

                  (iii) Sales Reports. On or before the fifteenth (15th) day after the end of each month, Borrower will cause to be furnished to Lender, if requested by Lender, a sales report showing the number of sales and closings of Time-Share Interests and the aggregate dollar amount thereof, including down payments, during such month.

                  (iv) Sales Information and Proposed Changes to Time-Share Program Consumer Documents and Time-Share Program Governing Documents. Borrower will deliver current price lists for Time-Share Interests to Lender from to time to time within ten (10) Business Days after receipt of a written request from Lender to do so. Borrower will deliver to Lender from time to time, as available and promptly upon amendment or effective date, sales literature, registrations/consents to sell, and final subdivision public reports/public offering statements/prospectuses. Borrower will deliver to Lender any changes which Borrower proposes or any other person having the power to do so proposes be made to the Time-Share Program Consumer Documents and/or the Time-Share Program Governing Documents last delivered to Lender, together with a description and explanation of the changes; and other items requested by Lender which relate to the Time-Share Interests.

                  (v) Right to Inspect. Borrower will at its expense permit Lender and its representatives at all reasonable times and upon not less than one (1) Business Day's notice to inspect the Collateral and to inspect, audit and copy Borrower's books and records.

                  (vi) Time-Share Association Budgets. Borrower will submit to Lender within ten (10) days after each is available, proposed annual maintenance and operating budgets of the Time-Share Associations, certified to be adequate by the respective Time-Share Program Managers (or if there is not a Time-Share Program Manager for a Time Share Association, by an authorized officer of such Time-Share Association) and a statement of the annual assessment to be levied upon the owners of Time-Share Interests; and will use its best efforts to cause to be made available to Lender, upon Lender's request, for inspection, auditing and copying, as appropriate, the Real Property and the books and records of the Time-Share Associations.

                  (vii) Material Increases to Assessments. If Borrower has knowledge or has reason to believe that an event (other than general changes in the economy) has occurred or could occur which could give rise to a material increase in assessments to cover the then current costs of operating the Time-Share Program and to establish and maintain a reasonable reserve for capital improvements to the Time-Share Program, it will notify Lender of the occurrence of such event.

                  (viii) Time-Share Program VOP Audits. Borrower will deliver to Lender within forty-five (45) days after the end of each calendar quarter an audit verifying the total VOP in the Vacation Club, balancing the VOP sold against the VOP available in the Vacation Club and reconciling the Partial Release Fees paid during such quarter against VOP sold during such quarter, certified by a recognized firm of certified public accountants reasonably satisfactory to Lender, and Borrower will use its best efforts to provide the auditor's work papers to Lender. Lender or its designee may, at Borrower's expense, audit the system of Vacation Club Association, Vacation Club Trustee, and Borrower utilized in tracking the cumulative number of VOP values represented by the Vacation Club Units and the cumulative number of VOP represented by Purchase Contracts which have not expired or been terminated.

            (e) Subordination of Indebtedness Owing to Affiliates. Borrower will cause any and all indebtedness owing by it to its shareholders, directors, officers, partners, members or managers, as the case may be, to Guarantors, or to the relatives or Affiliates of Borrower or any of the foregoing, and all liens, security interests and other charges on the assets of Borrower to be fully subordinated in all aspects to the Loan Obligations pursuant to written agreements satisfactory to Lender; provided, however, that if neither an Event of Default nor an Incipient Default then exists or will exist after giving effect to such payment, such subordination shall not extend to (i) reasonable salaries and fees at normal and customary rates for services actually rendered so long as the payment of such salaries and fees is not prohibited or otherwise limited pursuant to any provision set forth in the Schedule and (ii) payments expressly permitted pursuant to the terms of this Agreement.

            (f) Payment of Taxes and Other Impositions on Collateral. Subject to the provisions of paragraph 9.20, Borrower will file all tax returns and will pay all Impositions, if any, required to be filed by it or paid by it, including real estate taxes and assessments relating to the Collateral and the Borrower will use best efforts to cause all Time-Share Associations to file all tax returns and to pay all Impositions, if any, required to be filed or paid by them with respect to their respective properties and the Real Property. Not more than thirty (30) days after Impositions required to be paid pursuant to the preceding sentence become delinquent, Borrower will provide to Lender evidence that all such Impositions on the Collateral and the Real Property have been paid in full.

            (g) Payment of Impositions Imposed on Lender. Borrower will promptly pay upon demand all Impositions imposed upon Lender by any state of the United States or political subdivision thereof or the United States by reason of the Documents, the Collateral and/or any sale, rental, use, delivery or transfer of title to the Collateral, other than any tax measured by net income payable by Borrower to any state of the United States or political subdivision thereof or to the United States of America under Section 11 or 1201 of the Internal Revenue Code, as amended, in consequence of the receipt of payments provided for in the Documents. If it is unlawful for Borrower to pay such Impositions, Borrower shall not be required to pay such Impositions; but Lender may demand payment of such additional amount as is necessary to maintain Lender's yields on the Loans subject to the Impositions in either a single payment or at Lender's option, in installment payments, and Borrower will pay such amount upon demand. If it is unlawful to pay such additional amount, Borrower shall not be required to pay it; but Lender may demand immediate payment of the Obligations subject to the Impositions in full (together with the applicable Prepayment Premiums), and Borrower will pay such Obligations in full within sixty (60) days after such demand. If Lender has not received evidence satisfactory to it from Borrower that such Impositions have been paid by Borrower within five (5) days after demand was made upon Borrower to make such payment, Lender may, at its option, pay the same, and Borrower shall immediately reimburse Lender for the sums so expended, together with interest at the Default Rate.

            (h) Further Assurance. Borrower will execute or cause to be executed all documents and do or cause to be done all acts necessary for Lender to perfect or evidence and to continue the perfection of the liens and security interests of Lender in the Collateral or otherwise to effect the intent and purposes of the Documents.

            (i) Fulfillment of Obligations to Purchasers. Borrower will fulfill, and will cause its Affiliates, agents and independent contractors at all times to fulfill, all their respective material obligations to Purchasers. Borrower will Perform, and will cause its Affiliates to Perform, all of its material obligations under the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents.

            (j) Material Increases to Assessments. Borrower (i) will use its best efforts to cause the Time-Share Associations to (A) discharge their respective obligations under the Time-Share Program Governing Documents and (B) maintain a reasonable reserve for capital improvements to the Component Sites for which they have been formed; and (ii) so long as Borrower controls a Time-Share Association, will pay to such association not less often than once every twelve (12) months, the difference between (A) the cumulative total amount of the maintenance and operating expenses incurred by such Time-Share Association, together with a reasonable reserve for capital improvements and the amount of any installment of real property taxes currently due and payable with respect to the Real Property and related amenities, through the end of the calendar month preceding the month in which such payment is made and (B) the cumulative total amount of assessments payable to such Time-Share Association by owners (other than Borrower) of Time-Share Interests who are members of such Time-Share Association through the end of the calendar month preceding the month in which such payment is made.

            (k) Maintenance of Real Property and Other Property. Borrower will maintain or cause to be maintained in good condition and repair all common areas in the Real Property and other on-site amenities which have been promised or represented as being available to Purchasers and which are not the responsibility of the Time-Share Associations to maintain and repair and, to the extent owned by Borrower or an Affiliate of Borrower, all portions of improvements in which Units are located and which are not part of the Real Property. Borrower will maintain or cause a third party to maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

            (l) Maintenance of Larger Tract. To the extent any of the Real Property is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of the Real Property, Borrower will pay its commercially reasonable share of common expenses to be allocated between the Real Property and other property owned by Borrower. Borrower will cause all such property which is not part of the Real Property to be professionally managed in a first class manner.

            (m) Work-Related Affirmative Covenants. Borrower will in connection with each Construction Work Phase:

                  (i) cause the progress of the work in each Construction Work Place to occur in substantial compliance with the applicable Construction Work Progress Schedule, subject to Force Majeure Events, all in accordance with the applicable Plans and Specifications, the applicable Construction Work Contract(s), the Documents, applicable Legal Requirements, sound construction engineering and architectural principles and commonly accepted safety standards, lien free and free from defective materials and workmanship; and cause Completion of the

Construction Work Phase to occur on or before the applicable Required Completion Date.

                  (ii) (A) pay when due all costs, expenses and claims pertaining to the Construction Work Phase; (B) deliver to Lender during the course of the Construction Work Phase in order to monitor and/or provide assurance that the Construction Work Phase is proceeding lien free in accordance with the applicable Plans and Specifications, the applicable Construction Work Contract(s), the Documents, Legal Requirements, sound construction, engineering and architectural principles and commonly accepted safety standards: bills of sale, conveyances and paid invoices pertaining to the Construction Work Phase; all waivers and releases of lien or claims on the Real Property and/or the applicable Construction Improvements which Lender may determine to be necessary or may otherwise reasonably request for its protection; from persons acceptable to Lender, additional engineering or architectural studies and reports as Lender or Lender's Inspector may reasonably require in connection with the Construction Work Phase; and (C) record all notices of commencement/completion and similar notices permitted by Legal Requirements which have the effect of shortening periods within which mechanics and similar liens may be filed;

                  (iii) allow Lender, Lender's Inspector and/or its agents and employees to inspect the Real Property and the Construction Work at all reasonable times, with the costs of such inspections to be borne by Borrower;

                  (iv) deliver all applicable Principal Construction Work-Related Items to Lender promptly after obtaining them (or at such earlier time as may be required pursuant to Article 4);

                  (v) perform all its obligations and preserve its rights under the applicable Principal Construction Work-Related Items and secure the performance of the other parties to the applicable Principal Construction Work-Related Items;

                  (vi) deliver to Lender: promptly after the pouring of a street, material curbstone or material slab in close proximity to the property lines of adjacent real property or the completion of construction of a foundation for any building forming part of the applicable Construction Improvements, a survey certified to Lender, Title Insurer (Borrower's Mortgage) for Phase I (or Phase II, as applicable) by a licensed surveyor or engineer acceptable to Lender (A) showing the applicable Construction Improvements and that the location thereof is entirely within the property lines of the Real Property and does not encroach upon, breach, or violate any set back line easement or similar restriction and (B) meeting ALTA standards and other reasonable requirements of Lender, Title Insurer (Borrower's Mortgage) Phase I and Phase II, as applicable; promptly after substantial completion of the applicable Construction Improvements, a survey certified to Lender, Title Insurer (Borrower's Mortgage) for Phase I and Phase II, as applicable, by a licensed surveyor or engineer acceptable to Lender, showing such Construction Improvements "as built" and otherwise meeting the criteria of items (i)(A) and
(i)(B) of this paragraph;

                  (vii) deliver to Lender: prior to each applicable Construction Work-Related Advance, at Lender's option, an endorsement ("date down endorsement") issued by the Title Insurer (Borrower's Mortgage) insuring Lender against any loss by reason of defects in, mechanic's or similar statutory liens upon or unmarketability of the title to the Real Property, as well as insuring that the Borrower's Mortgage, at the time of each applicable Construction Work-Related Advance, constitutes a valid first lien upon the Real Property, subject only to the Permitted Encumbrances; promptly after the construction of the foundation for any building forming part of the related Improvements, an endorsement insuring that such foundation is located on the Real Property within all side and set-back lines and does not encroach upon any easements, rights-of-way (public or private) or upon any adjoining landowner's property; and promptly after substantial completion of the applicable Construction Improvements has occurred, an endorsement insuring that the related Improvements are located upon the Real Property within all side and set-back lines and do not encroach upon any easements, rights-of-way (public or private) or upon any adjoining landowner's property; and upon Completion of the Work for such Construction Work Phase, a date down endorsement;

                  (viii) after obtaining knowledge or receiving notice thereof, correct or cause to be corrected (A) any material defect in the work performed in the Construction Work Phase, (B) any material departure in the completion of the Construction Work Phase from the applicable Plans and Specifications, the applicable Construction Work Contract(s), the Documents, any applicable Legal Requirements, sound, construction, engineering or architectural principles or commonly accepted safety standards or (C) any encroachment of any part of the applicable Construction Improvements on any building line, easement line or restricted area, or any adjacent landowner's property;

                  (ix) promptly deliver to Lender any and all notices received by Borrower that it is not complying with the applicable Legal Requirements pertaining to the Construction Work Phase or that the Construction Work Phase is not being completed in accordance with the applicable Plans and Specifications, the applicable Construction Work Contract(s), sound construction, engineering and architectural principles and commonly accepted safety standards;

                  (x) if at any time there exists or appears likely to exist any Uncovered Cost of the Construction Work Phase, Borrower will notify Lender within fifteen (15) Business Days (and in any event prior to the next Advance) after obtaining knowledge thereof; within the earlier of such fifteen (15) Business Day period or fifteen (15) Business Days after Lender's demand that it do so, Borrower will deliver to Lender a cash deposit ["Required Completion Assurance Deposit (Construction)"] equal to the Uncovered Cost of the Construction Work Phase; in the event of any dispute, the necessity for and amount of the Required Completion Assurance Deposit shall be determined by Lender; the Required Completion Assurance Deposit (Construction) may be deposited in a non-interest-bearing account and need not be segregated from any of Lender's other funds, provided that Lender will disburse the Required Completion Assurance Deposit to pay and/or reimburse Borrower for the costs of the Construction Work Phase prior to any further disbursement of the Loan for such purpose, but subject to the terms and conditions of this Agreement pertaining to the disbursement of the Loan; and Lender is hereby granted a security interest in all Required Completion Assurance Deposits, together with interest accruing thereon, from time to time held by Lender;

                  (xi) cause all materials supplied for or intended to be utilized in the Completion of the Construction Work Phase, but previously not affixed to or incorporated into the Construction Improvements, to be stored on the Real Property with adequate safeguards, as reasonably required by Lender, to prevent loss, theft, damage or commingling with other materials;

                  (xii) promptly after receipt by Borrower (but in no event later than the applicable Required Completion Date), deliver to Lender copies of all marketing contracts, management contracts, service contracts, operating agreements, equipment leases and any and all other contracts, agreements, licenses and permits (including, without limitation, certificates of acceptance and occupancy related to the Work) as are necessary or desirable for the sale, operation and intended time-share and other uses of the Real Property.

      6.2 Borrower's Negative Covenants.

      Except as may be expressly otherwise provided in the Schedule, Borrower gives to Lender the covenants and agreements contained below in this paragraph 6.2:

            (a) Change in Borrower's Name or Principal Place of Business. Borrower will not change its name or move its principal place of business or chief executive office except upon not less than sixty (60) days prior written notice to Lender.

            (b) Restrictions on Additional Indebtedness. Subject to the additional restrictions set forth in paragraph 6.2(c), Borrower will not incur any additional indebtedness, including, without limitation, any liability under any capitalized lease or any liability as a guarantor or other contingent liability, except for the following ("Permitted Debt"): (a) short term accounts payable incurred in connection with the operation of the Real Property and (b) any indebtedness identified in the Schedule as Other Permitted Debt. Without limiting the generality of the foregoing, as a condition to approval of any third party loan or financing which is not Permitted Debt, Lender may require that Borrower deliver to Lender copies of the financing documents and such other information as Lender may reasonably request with respect to such third party loan and/or financing and estoppel certificates, agreements providing notice and cure rights, and subordination agreements executed by the person providing the financing.

            (c) Restrictions on Liens or Transfers. Unless expressly permitted in this Agreement or in any other Document (including, without limitation, the conveyance of Time-Share Interests in the ordinary course of business), Borrower, without the prior written consent of Lender, will not: (i) sell, convey, lease, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations; (ii) permit or suffer to exist any lien, security interest or other encumbrance on the Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (iii) sell, convey, lease, transfer or dispose of all or substantially all of its assets to another entity; or (iv) if Borrower is an organization, permit or suffer to exist any change in the legal or beneficial ownership of Borrower or any person controlling Borrower (whether directly or indirectly, through one or more intermediaries) or any change in the power to control it or any person controlling Borrower (whether directly or indirectly, through one or more intermediaries). Without limiting Lender's right to withhold its approval for other reasons, as a condition to approval of any lien, security interest or other charge upon any of the Collateral, Lender may require that the third party execute a subordination agreement satisfactory to Lender and provide Quiet Enjoyment Rights to owners of Time-Share Interests.

            (d) No Sales Activities Prior to Approval. Borrower will not sell any Time-Share Interest or offer any Time-Share Interest for sale in any jurisdiction, unless: (i) Borrower has delivered to Lender true and complete copies of the Minimum Required Time-Share Approvals required in such jurisdiction for its proposed conduct and all other evidence required by Lender that Borrower has complied with all applicable Legal Requirements of such jurisdiction governing its proposed conduct; and (ii) Borrower has delivered to Lender the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents which Borrower will be using in connection with the Time-Share Program and the sale or offering for sale of the Time-Share Interest in such jurisdiction and such documents have been approved by Lender, which approval shall not be unreasonably withheld.

            (e) No Modification of Time-Share Documents. Borrower will not cancel or materially modify, or consent to or suffer to exist any cancellation or material modification of, without the prior written consent of Lender, any Time-Share Program Consumer Document or any Time-Share Program Governing Document, except for changes which (a) are required by law or (b) do not adversely affect the Collateral, are not prohibited by the terms of any of the other Documents and are made in the ordinary course of business. Borrower will promptly notify Lender of changes made pursuant to items (a) or (b) of the preceding sentence.

            (f) Maintenance of Larger Tract. To the extent the Real Property is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of the Real Property, Borrower will not permit common expenses to be allocated to the Real Property in an unreasonably disproportionate manner.

            (g) Work-Related Negative Covenants. Borrower will not:

                  (i) amend any of the Principal Construction Work-Related Items except for change orders which (i) do not change the cost of Completion of the Work by more than Twenty-Five Thousand Dollars ($25,000) in the aggregate beyond that shown in the Construction Budgets as originally approved by Lender, and
(ii) do not affect the design, structural integrity or quality of the Construction Improvements; or

                  (ii) not enter into any new Architect/Engineer Agreement or Construction Work Contract except upon terms and with such parties as Lender may approve in writing, such approval not to be unreasonably withheld and/or delayed.

      6.3 Survival of Covenants. The covenants contained in this Article 6 are in addition to, and not in derogation of, the covenants contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

7.    DEFAULT

      7.1 Events of Default. Except as may be expressly otherwise provided in the Schedule, the occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

            (a) failure of Lender to receive from Borrower within five (5) Business Days of the date when due and payable (i) any amount payable under any Note or (ii) any other payment due under the Documents, except for the payment due at the maturity date of such Note, for which no grace period is allowed;

            (b) any representation or warranty which is made by a person other than Lender and is contained in the Documents or in any certificate furnished to Lender under the Documents by or on behalf of Borrower proves to be, in any material adverse respect, false or misleading as of the date deemed made;

            (c) a default in the Performance of the Obligations set forth in paragraphs 6.1(c), 6.1(e), 6.2(a), 6.2(b), 6.2(c)(i), 6.2(c)(iii) or 6.2(c)(iv);

            (d) a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of five (5) Business Days after notice of such default or violation to Borrower in the case of a default under or violation of paragraph 6.2(c)(ii) or any other default or violation which can be cured by the payment of money alone or (ii) for a period of twenty (20) Business Days after notice to Borrower in the case of any other default or violation;

            (e) an "Event of Default," as defined elsewhere in this Agreement or in any of the other Documents, or under any other Loan from Lender pursuant to that letter dated May 3, 2000, to Equivest Finance, Inc.;

            (f) any default by Borrower under any other agreement evidencing, guaranteeing or securing borrowed money involving an obligation in excess of the amount described in the Schedule as the Cross-Default Threshold Amount to make a payment of principal or interest; or any other material default by Borrower permitting the acceleration of any of the payment of Borrower which, if accelerated, will be in excess of the amount described in the Schedule as the Cross-Default Threshold Amount in the aggregate;

            (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of the amount described in the Schedule as the Judgment Threshold Amount;

            (h) any party holding a lien on or security interest in any Collateral [other than a lien created by a Purchaser solely with respect to the Time-Share Interest(s) owned by it] commences foreclosure or similar sale thereof;

            (i) a material adverse change in the Real Property, the Collateral or the business or financial condition of Borrower, which change is not enumerated in this paragraph 7.1, as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or the Collateral imperiled;

            (j) Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against Borrower or a custodian is appointed for Borrower, the Collateral or any material part of Borrower's property and such proceeding is not dismissed and appointment vacated within ninety (90) days thereafter;

            (k) any of the events enumerated in paragraphs 7.1(b), (d) (f), (g),
(h), (i) or (j) occurs with respect to any Time-Share Association, any general partner or manager of Borrower (if Borrower is a partnership or limited liability company, Guarantor or other surety for the Performance of the Obligation, other than a person who may be deemed a surety solely because such person has subordinated to the Obligations indebtedness owed to it by Borrower; or

            (l) failure of Lender to receive from Borrower, within twenty (20) days of the date Borrower knows of such event, notice of any event which renders any representation or warranty in any Document false in any material, adverse respect were it made after the occurrence of such condition; and

            (m) at any time prior to Completion of a Construction Work Phase, Borrower (i) abandons such Construction Work Phase or (ii) delays construction or suffers construction to be delayed for any period of time, for any reason whatsoever not covered by item (i) of this paragraph 7.1(m) so that Completion of such Construction Work Phase cannot be accomplished in the ordinary course of construction, in the reasonable judgment of Lender, on or before the Required Completion Date for such Construction Work Phase.

      7.2 Remedies. At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

            (a) cease to make further Advances;

            (b) declare the Note, together with any applicable Prepayment Premium and any and all other sums owing by Borrower to Lender in connection with the Loan, including, without limitation, the unpaid balance of the Loan Fee, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

            (c) apply the then balance of the Required Completion Assurance Deposits (Construction) to the satisfaction of the Obligations in such order and manner as Lender may determine;

            (d) with respect to any Construction Work Phase for which Lender has made a Loan Advance, to the extent Completion of such Construction Work Phase has not occurred: (i) continue and/or cause Completion of the Construction Work Phase; (ii) take exclusive possession of the Property or any part thereof; (iii) expend such funds as Lender may deem appropriate, including the Required Completion Assurance Deposit(s) (Construction) (if any), any other funds of Borrower held by Lender and any sums which may remain unadvanced hereunder, to continue and/or cause Completion of the Construction Work Phase; (iv) demand and receive performances due under the applicable Principal Construction Work-Related Items and the other applicable Contracts, Licenses, Permits and Other Intangibles; (v) make such changes to the scope of the Construction Work Phase and to the applicable Principal Construction Work-Related Items and other applicable Contracts, Licenses, Permits and Other Intangibles as may be necessary or desirable in Lender's judgment; (vi) file claims, institute enforcement actions and otherwise prosecute and defend all actions or proceedings relating to the Construction Work Phase, the applicable Principal Construction Work-Related Items and the other applicable Contracts, Licenses, Permits and Other Intangibles as Lender may determine to be necessary or desirable in Lender's judgment; (vii) pay, settle or compromise all existing bills and claims which are or may be liens against any of the Property or as Lender may deem to be necessary or desirable in Lender's judgment for the continuance or Completion of the Construction Work Phase related thereto or the clearance of title, all without notice to Borrower; (viii) execute in Borrower's name all applications, certificates, notices and other instruments and give all instructions and communications which may be required or permitted by the applicable Principal Construction Work-Related Items and other applicable Contracts, Licenses, Permits and Other Intangibles as determined by Lender; (ix) cancel or surrender any of the applicable Principal Construction Work-Related Items and the other applicable Contracts, Licenses, Permits and Other Intangibles and enter into new contracts for the Completion of the Construction Work Phase and any changes to the scope of the Construction Work Phase; (x) do any and every act with respect to the Completion of the Construction Work Phase, the applicable Principal Construction Work-Related Items and the other applicable Contracts, Licenses, Permits and Other Intangibles which Borrower may do in its behalf; (xi) employ such Construction Work Contractors, sub-contractors, suppliers, agents, attorneys, architects, accountants, appraisers, security guards and inspectors as Lender may in its judgment deem necessary or desirable to accomplish any of the above purposes; and (xii) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Construction Work Phase, the applicable Principal Construction Work-Related Items and the other applicable Contracts, Licenses, Permits and Other Intangibles;

            (e) proceed to protect and enforce its rights and remedies under the Documents and to foreclose or otherwise realize upon the Collateral, or to exercise any other rights and remedies available to it at law, in equity or by statute; and

            (f) without notice to Borrower, have a receiver appointed for Borrower and/or its property.

      7.3 Application of Proceeds During an Event of Default. Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any Required Completion Assurance Deposits (Construction) and cash received and retained by Lender in connection with any Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.

      7.4 Uniform Commercial Remedies; Sale.

            (a) UCC Remedies. Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Collateral given not less than ten
(10) days prior to such proposed action in connection with the exercise of Lender's rights and remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7.5.

            (b) Obligation to Assemble Collateral. Upon request of Lender when an Event of Default exists, Borrower shall assemble the Collateral and make it available to Lender at a time and place designated by Lender, if it is not already in Lender's possession.

      7.5 Application of Proceeds. The proceeds of any sale of all or any part of the Collateral made in connection with the exercise of Lender's rights and remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys' fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of all late charges required by the Documents to be paid by Borrower, in such order and manner as Lender shall in its discretion determine; third, to the payment of the Notes, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; fourth, to the other Obligations in such order and manner as Lender may determine; and last, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      7.6 Lender's Right to Perform. Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations [including, without limitation, the Obligations under paragraph 6.1(c)] agreed to be paid or Performed in the Documents by Borrower or any surety for the Performance of the Obligations if (a) such person fails to do so and (b) (i) an Event of Default exists and at least five (5) Business Day's notice has been given to such person of Lender's intention to take such action, (ii) the action taken by Lender involves obtaining insurance which such person has failed to maintain in accordance with the Documents or to deliver evidence thereof, or
(iii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

      7.7 Non-Exclusive Remedies. No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay in exercising or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

      7.8 Waiver of Marshaling. Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshaled on any foreclosure sale or other enforcement of Lender's rights and remedies.

7.9 Attorney-in-Fact. For the purpose of exercising its rights and remedies under paragraphs 7.2(c), 7.2(d), 7.2(e) and 7.6, Lender may do so in Borrower's name or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its discretion in the accomplishment of such purposes.

8.    COSTS AND EXPENSES; INDEMNIFICATION

      8.1 Costs and Expenses. Borrower will pay on demand any and all costs and expenses incurred by Lender (exclusive of Lender's employees' expenses other than travel expenses) in connection with the initiation, documentation and closing of the Loans, the making of Advances, the protection of the Collateral, or the enforcement of the Obligations against Borrower, including, without limitation, all attorneys', inspecting architect's/engineer's and other professionals' fees (including, without limitation, reasonable out-of-pocket expenses and reasonable and normal charges of such attorneys' and other professionals for photocopy, telecopy and computer services and clerical overtime), consumer credit reports, and revenue, documentary stamp, transaction and intangible taxes. Without limiting the generality of the foregoing, if a bankruptcy proceeding is commenced by or against Borrower or otherwise involving the Collateral, Lender shall, to the extent not already provided for herein, be entitled to recover, and Borrower shall be obligated to pay, Lender's attorneys' fees and costs incurred in connection with: any determination of the applicability of the bankruptcy laws to the terms of the Documents or Lender's rights thereunder; any attempt by Lender to enforce or preserve its rights under the bankruptcy laws or to prevent Borrower or any other person from seeking to deny Lender its rights thereunder; any effort by Lender to protect, preserve or enforce its rights against the Collateral, or seeking authority to modify the automatic stay of 11 U.S.C. Section 362 or otherwise seeking to engage in such protection, preservation or enforcement; or any proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.

      8.2 Indemnification. Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, servants and agents of the foregoing, for, from and against: (a) any and all liability, damage, penalties, or fines, loss, costs or expenses (including, without limitation, court costs and attorneys' fees), claims, demands, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions whatsoever asserted against it and arising from or brought in connection with the Time-Share Program, the Vacation Club, the Real Property, the Collateral, Lender's status by virtue of the Documents, creation of liens and security interests, the terms of the Documents or the transactions related thereto, or any act or omission of Borrower or an Agent, or their respective employees or agents, whether actual or alleged, unless such act or omission is caused by Lender's gross negligence or willful misconduct; and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loans. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Collateral.

9.    CONSTRUCTION AND GENERAL TERMS

      9.1 Payment Location. All monies payable under the Documents shall be paid to Lender at its address set forth following its signature in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

      9.2 Entire Agreement. The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loans. No modification, variation, termination, discharge, abandonment or waiver of any of the provisions or conditions of the Documents shall be valid unless in writing and signed by a duly authorized representative of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender, Borrower and the Required Guarantors concerning this transaction, including any commitment for financing.

      9.3 Powers Coupled with an Interest. The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable until the Obligations have been paid in full and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

      9.4 Counterparts. Any Document may be executed in counterpart, and any number of copies of such Document which have been executed by Lender and Borrower shall constitute one original.

      9.5 Notices. All notices, requests or demands required or permitted to be given under the Documents shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, addressed to the address specified below, or to such other address as the party being notified may have designated in a notice given to the other party. Written notice may be given by telecopy to the telecopier number specified below or to such other telecopier number as the party being notified may have designated in a notice given to the other party, which notice shall be effective on the day of receipt if received during the recipient's normal business hours on the day of receipt or otherwise on the next Business Day; provided that such notice shall not be deemed effective unless not later than the next Business Day, a copy of such notice is hand delivered or deposited for delivery via courier or in the United States mails in accordance with the requirements set forth above. The notice addresses and telecopy numbers for Borrower and Lender on the date hereof are set forth at the end of this Agreement following their respective signatures.

      9.6 Successors and Assigns. All the covenants and agreements of Borrower and all the rights and remedies of the Lender contained in the Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents.

      9.7 Severability. If any provision of any Document is held to be invalid, illegal or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of the Documents shall not in any way be affected or impaired thereby. In lieu of each such illegal, invalid or unenforceable provision, there shall be added to the Document affected, a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as may be possible.

      9.8 Time of Essence. Time is of the essence in the Performance of the Obligations.

      9.9 Miscellaneous. All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to paragraphs, clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein," "hereof," "hereto," hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; and reference to a numbered or lettered subdivision of an Article or paragraph of a Document shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in a Document are incorporated in such Document by reference.

      9.10 CHOICE OF LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE DOCUMENTS AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

      9.11 CHOICE OF JURISDICTION AND VENUE. EACH OF BORROWER AND LENDER (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO ANY DOCUMENT OR THE SUBJECT MATTER THEREOF, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT SUCH PERSON IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

      9.12 WAIVER OF JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY DOCUMENT WOULD BE BASED UPON DIFFICULT AND

COMPLEX ISSUES; AND THEREFORE, THEY AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

      9.13 INDUCEMENT TO LENDER. ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPH ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING ADVANCES TO BORROWER.

      (BORROWER'S INITIALS RE: Paragraphs 9.10 - 9.13)

      9.14 Compliance With Applicable Usury Law. It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in the Documents, in no event shall the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

      9.15 NO JOINT VENTURE. THE RELATIONSHIP OF BORROWER AND LENDER IS THAT OF DEBTOR AND CREDITOR, AND IT IS NOT THE INTENTION OF EITHER OF SUCH PARTIES BY THIS OR ANY OTHER DOCUMENT BEING EXECUTED IN CONNECTION WITH THE LOANS TO ESTABLISH A PARTNERSHIP, AND THE PARTIES HERETO SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

      9.16 Standards Applied to Lender's Actions. Unless otherwise specifically stipulated elsewhere in the Documents, if a matter is left in the Documents to the decision, requirement, request, determination, judgment, opinion, approval, consent, satisfaction, acceptance, agreement, option or discretion of Lender, its employees, Lender's counsel or any agent for or independent contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use of the words "if" or "may."

      9.17 Meaning of Subordination. Any subordination required to be given under the Documents to Lender shall include the subordination of and the deferral of the right to receive payments on the subordinated obligations except to the extent expressly permitted in this Agreement; the remittances to Lender of all prohibited payments received by the third party; the subordination of all liens, security interests, assignments and other encumbrances and claims held by the subordinating party on or against any property of Borrower, any Guarantor and/or any other surety for the Performance of the Obligations to Lender's interest (whenever acquired) in such property; and an agreement on the part of the third party not to exercise any remedies against Borrower so long as all obligations under the Documents have not been fully satisfied.

      9.18 Scope of Reimbursable Attorney's Fees. As used in the Documents, the term "attorneys' fees" includes the reasonable fees of attorneys licensed to practice law in any jurisdiction, law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of a licensed attorney, and the expenses (including, without limitation, normal and customary charges for telecopy and photocopy services and clerical overtime) incurred by them in the performance of their services. As used in the Documents, attorneys' fees incurred by Lender in the enforcement of any remedy or covenant include, without limitation, attorneys' fees incurred in any foreclosure of the Borrower's Security Documents, in protecting or sustaining the lien or priority of the Collateral, or in any proceeding arising from or connected with any such matter, including any bankruptcy, receivership, injunction or other similar proceeding, or any appeal from or petition for review of any such matter, and with or without litigation.

      9.19 Publicity. Lender routinely advertises the transactions to which it is a party in newspapers, industry periodicals, and other miscellaneous print and electronic literature. Borrower consents to such advertising and authorizes Lender to use Borrower's name, logo, insignia, descriptive art work, trade name, trademark, or other similar material, whether or not protected by copyright (or otherwise), in any such advertisement.

      9.20 Permitted Contests. Notwithstanding anything in the Documents to the contrary, after prior written notice to Lender, Borrower at its expense may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount or validity of any tax, Imposition, Legal Requirement or any monetary lien on the Collateral, so long as: (a) in the case of an unpaid Imposition or lien, such proceedings suspend the collection thereof from Borrower and the Collateral, and shall not interfere with the payment of any monies due under the

Collateral in accordance with the terms of the Borrower's Security Documents;
(b) none of the Collateral is, in the judgment of Lender, in any imminent danger of being sold, forfeited or lost; (c) in the case of a Legal Requirement, neither Borrower nor Lender is in any danger of any civil or criminal liability for failure to comply therewith; and (d) Borrower has furnished such security, if any, as may be required in the proceedings or as Lender reasonably requests up to one hundred fifty percent (150%) of the amount in controversy.

      9.21 Reliance. Lender's examination, inspection, or receipt of information pertaining to Borrower, any Guarantor, the Collateral , the Real Property or the Time-Share Program shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Documents.

      9.22 Telecopied Signature. Unless otherwise required by Lender, the telecopied signature of a person shall be deemed the original signature of that person and shall be binding for all purposes; provided, however, that at the request of Lender, any person whose signature has been telecopied will execute and deliver to Lender a copy of this instrument originally executed by it.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective name, personally or by their duly authorized representatives as of June ___, 2000.

BORROWER                          EASTERN RESORTS COMPANY, LLC,
                                  a Rhode Island limited liability company, by its Managing Member

                                  BY: Eastern Resorts Corporation, a Delaware
                                      corporation


                                  By:_________________________________________
                                  Type/Print Name: R. Perry Harris
                                  Title: President

                                  Borrower's Notice Address and Telecopy Number:

                                  Eastern Resorts Company, LLC
                                  115 Long Wharf
                                  Newport, Rhode Island 02840
                                  Attn: Richard Winkler, Esq.
                                  Telecopy No.: (401) 846-3888

LENDER                           FINOVA CAPITAL CORPORATION, a Delaware
                                 corporation


                                 By:_________________________________________
                                 Type/Print Name:____________________________
                                 Title:______________________________________

                                 Lender's Notice Address and Telecopy Number:

                                 FINOVA Capital Corporation
                                 4800 North Scottsdale Road
                                 Scottsdale, Arizona  85251
                                 Attn: Vice President-Resort Finance
                                 Telecopy No.: (480) 636-6443

                                 with a copy to:

                                 FINOVA Capital Corporation
                                 4800 North Scottsdale Road
                                 Scottsdale, Arizona  85251
                                 Attn: Vice President-Associate General Counsel Telecopy No.: (480) 636-6444

                          SCHEDULE OF ADDITIONAL TERMS

S.1 This Schedule has been incorporated by reference into and forms a part of that Loan and Security Agreement ("the Agreement") dated as of June ____, 2000, between FINOVA Capital Corporation and Eastern Resorts Company, LLC.

S.2 To the extent of any inconsistency between this Schedule, as it may be from time to time amended, and the other provisions of the Agreement, the provisions of this Schedule shall prevail. Certain capitalized terms not defined in the Agreement have the meaning given to them in paragraph S.6 below.

S.3 The provisions of the Agreement are supplemented as follows (P. references are references to paragraphs of the Agreement) which are intended to be supplemented by the following provisions :

      (a) P.1.7      Approved Acquisition Refinance Component Uses. Repayment of
                     the purchase money financing and refinancing, payment or reimbursement of other expenses incurred in connection with Borrower's acquisition and development of the Real
                     Property, payment of the Loan Fee due upon the making of the initial Advance, and payment of attorneys' fees and other expenses incurred in connection with the preparation and negotiation of the Documents and the closing of the initial Advance, provided expenses shall only be reimbursed after, among other things, Borrower's production of receipts relative to expenses for which reimbursement is sought.

      (b) P.1.12     Basic Interest Rate. With respect to a Loan, the Reference
                     Rate on the initial Advance of such Loan plus fifty (50) basis points, which rate shall be adjusted once each month on each Interest Rate Change Date (as hereinafter defined) based upon the Reference Rate in effect on such Interest
                     Rate Change Date. With respect to a Loan, the term
                     "Interest Rate Change Date" means the first business day of the publisher of the Reference Rate during each calendar month following the date of the initial Advance of such Loan.

      (c) P.1.18     Loan Borrowing Term Expiration Date. The date which is the second annual anniversary after the initial Loan Advance.

      (d) P.1.25     Construction Improvements. Completion of construction of 27
                     Units and amenities approved by Lender (Phase III) and 21
                     Units (Phase IV), all in accordance with a Construction
                     Budget and Plans and Specifications approved by Lender.

      (e) P.1.34     Default Rate: (a) the greater of (i) two percent (2.0%)
                     above the highest Basic Interest Rate then in effect or
                     (ii) eighteen percent (18%) per annum or (b) the maximum contract rate permitted under the applicable usury law, whichever of (a) or (b) is lesser.

      (f) P.1.47     Loan Interest Reserve Fund. Four Hundred Thirty-Seven
                     Thousand Dollars ($437,000), to be used as described in Paragraph 1.48.

      (g) P.1.51     Loan Amount: Nine Million Two Hundred Thousand Dollars
                     ($9,200,000).

      (h) P.1.52     Loan Fee. An amount equal to the greater of: (1) one half
                     of one percent (0.5%) of the Original Loan Amount; or (2)
                     Forty-Six Thousand Dollars ($46,000).

      (i) P.1.54     Maximum Acquisition Refinancing Component Amount. An amount not to exceed One Hundred Seventy-One Thousand Dollars
                     ($171,000).

      (j) P.1.53     Loan Maturity Date. The date (or if not a Business Day, the first Business Day thereafter) which is the fourth annual anniversary after the initial Advance.

      (k) P.1.61     Opening Prepayment Date. The first annual anniversary of
                     the initial Advance hereunder.

      (l) P.1.62     Partial Release Fee. An amount equal to $4,100 per Time
                     Share Interest being released.

      (m) P.1.70     Prepayment Premium: The Prepayment Premium at any time
                     shall be equal to an amount which is the sum of the products of the unpaid principal balance of the Loan times a percentage which is based upon the year after the Loan
                     Opening Prepayment Date in which the prepayment occurs and is determined in accordance with the following schedule:

                     Years After Applicable              Applicable Prepayment
                     Opening Prepayment Date               Premium Percentage
                     -----------------------             ---------------------

                                1                                   2%
                                2                                   1%
                                2-4                                 0%

                     Year 1 after any Opening Prepayment Date shall be the period of time commencing on such Opening Prepayment Date and expiring twelve months thereafter. Each Year beginning with Year 2 commences upon the expiration of the previous year and shall be for a period of twelve months. Without implying a right on the part of Borrower to make a voluntary prepayment when prepayment is closed, if a prepayment occurs during a period when prepayment is closed, the applicable Prepayment Premium percentage shall be five percent (5%). The Loan may not be prepaid until the Opening Prepayment Date.

      (n) P.1.80     Reference Rate: The term "Reference Rate" means the per
                     annum rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the base (or equivalent) rate of interest charged by Citibank to its largest and most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates less than the announced base rate, or if Citibank ceases to publish its base rate, then such other published rate as Lender shall deem comparable.

      (o) P.1.81     Required Closing Date. August 1, 2000.

      (p) P.1.83     Required Completion Date. With respect to a Construction
                     Work Phase, the date specified in the Construction Work
                     Progress Schedule for such Construction Work Phase.

      (q) P.1.84     Required Guarantor(s). With respect to the Loan and certain other Obligations, Equivest Finance, Inc., a Delaware corporation.

      (r) P.1.96     Time-Share Interest. An Interval Interest as defined in the
                     Time-Share Program Governing Documents.

      (s) P.2.1(a)   Basic Retainage Percentage. As to Advances, for any
                     applicable Construction Work Phase, ten percent (10%), provided, upon completion, as certified by Lender's
                     Inspector, of 50% or more of the Construction Work for a Construction Work Phase, the Basic Retainage applicable to such Construction Work Phase shall decrease to five percent
                     (5%).

      (t) P.2.1(a)   Minimum Required Time-Share Approvals Delivery Date. Not
                     Applicable.

      (u) P. 2.5(b)  Minimum Scheduled Payments. On each of the first through fourth anniversary dates of the first anniversary of the Loan Borrowing Term Expiration Date, Borrower will pay to Lender principal payments on the Loan in an amount equal to the positive remainder, if any, obtained by subtracting the aggregate amount of principal payments previously made on the Loan prior to such anniversary date from the minimum required principal payment required to be made on such anniversary date determined according to the schedule set forth below, but in no event to exceed the unpaid principal balance of the Loan:

         Anniversary Date of
Loan Borrowing Term Expiration Date                 Aggregate Principal Payments
-----------------------------------                 ----------------------------

                1                                           $1,000,000
                2                                           $2,750,000
                3                                           $5,500,000
                4                                           $9,200,000

      (v) P.4.1(b)   Financial Statements and Other Matters Required For
                     Closing. (1) Financial statements for the Borrower and the required Guarantor(s) dated no earlier than ninety (90) days prior to the date of receipt by Lender or "statements of no change" dated no earlier than ninety (90) days prior to the date of receipt stated by Lender with respect to financial statements dated earlier than the "statement of no change"; (2) Confirmation of costs on construction incurred by Borrower which are to be reimbursed with the initial Advance; (3) Any unsold Time-Share Interests subsisting as the Real Property are to be encumbered by the Borrower's Mortgage, and at Lender's discretion and request, the amount of the Partial Release Fee shall be recalculated to account for such additional Time-Share
                     Interests; (4) Lender shall have received information satisfactory to it as to the matters identified in Paragraph 4.1(b)(xviii), including, without limitation, that upon a partial release of the Borrower's Mortgage, a deed to the applicable Time-Share Interest will convey title to the Time-Share Association; (5) Lender shall have been provided evidence satisfactory to it as to the status of any other debt or contingent debt of Borrower and the Required Guarantors, including, without limitation, the collateral required for such debt or contingent debt; and
                     (6) Any modifications to an existing credit facility wherein Lender is Lender and Great Smokies Hotel Associates is Borrower, if and as required by Lender because of the acquisition of Peppertree Resorts by Required Guarantor(s), shall have been completed to the satisfaction of the Lender.

      (w) P.4.6      Maximum Advance Frequency: Once per calendar month plus the
                     Acquisition Refinancing Component Advance, if any, and the Interest Reserve Advance, if any, made during such month.
                     There will only be a single Acquisition Refinancing
                     Component Advance.

      (x) P.4.6      Minimum Advance Amount. Except for the last Advance of the
                     Loan or an Interest Reserve Advance, each of which may be in a lesser amount, One Hundred Thousand Dollars
                     ($100,000).

      (y) P.4.7      Wire Transfer Fee. Twenty-Five Dollars ($25.00).

      (z) P.5.1(a)   Borrower's Type of Business Organization. A limited
                     liability company.

      (aa)P.5.1(a)   Borrower's State of Organization. Delaware.

      (bb)P.5.2(a) Borrower's Principal Place of Business. 115 Long Wharf, Newport, Rhode Island 02840.

      (cc)P.5.2(a) Borrower's Chief Executive Office. 115 Long Wharf, Newport, Rhode Island 02840.

       (dd)P.6.1(e) Other Payments Permitted on Subordinated Indebtedness. Distributions permitted pursuant to paragraph S.5(b) of this Schedule.

       (ee)P.7.1(f) Cross-Default Threshold Amount. Fifty Thousand Dollars ($50,000).

       (ff)P.7.1(g)  Judgment Threshold Amount. Fifty Thousand Dollars
                     ($50,000).

S.4 The representations, warranties, covenants and agreements of Borrower and the other terms and conditions set forth in the Agreement are modified as follows:

                                 Not Applicable.

S.5 In addition to the other representations, warranties, covenants and agreements of Borrower set forth in the Agreement, Borrower represents, warrants and covenants as follows:

      (a) Net Worth Maintenance. Guarantor will maintain on a minimum tangible net worth, determined in accordance with generally accepted accounting principles in an amount not less than Sixty-Eight Million Dollars ($68,000,000).

      (b) Limitations on Distributions and Loans. Borrower will not make any distributions or loans, except as may occur both with Lender's permission and in the ordinary course of business; provided, Borrower may pay Affiliates for goods and services, but not in amounts exceeding normal and customary amounts for such goods and services.

      (c) Limitation on Marketing and G&A Expenses. Borrower will not incur combined marketing expenses and general and administrative expenses that exceed a percentage of net sales of Time-Share Interests, determined according to the following table and calculated as of the end of each fiscal quarter of Borrower on a twelve (12) month rolling basis commencing with the fiscal quarter ended September 30, 2000:

                                          Maximum Marketing and G&A Expense
                  Quarter Ending                    Percentage
                  --------------          ---------------------------------

                     9/30/2000                         65%

            For purposes of this Agreement: (a)"marketing expenses" means the aggregate of all costs and expenses for commissions and sales relating to time-share interests, including, without limitation, advertising, mailing, consumer premiums, sales referrals and generation of sales leads; and "net sales" shall mean the gross sales prices of time-share interests sold less the gross sales prices for time-share interests the sales of which are canceled before close of escrow or are rescinded; and (b) "general and administrative expenses" means for any period all of Borrower's operating expenses (excluding resort operations, repurchases and project owners' association subsidies) during such period less all Borrower's marketing expenses during such period.

                                    EXHIBIT A

                      FINOVA CAPITAL CORPORATION ("LENDER")
                           STANDARD CONSTRUCTION LOAN
                            ADMINISTRATIVE PROCEDURES

A. With each Work-Related Advance Request a Borrower must complete, execute and deliver to Lender:

      1. An Application and Certificate for Payment (AIA Document G702, current edition) and Continuation Sheet(s) (AIA Document G703 current for all direct costs (Exhibit G-1A hereof).

      2.    Request for Advance - Indirect Costs (Exhibit G-1B hereof).

      3.    Borrower's Affidavit for Advance (Exhibit G-1C hereof).

      4.    Check Sheet Form (Exhibit G-1D hereof).

      5. Waiver of Liens (Exhibit G-1E hereof, if any, or such form as is required by law or Title Insurer) for previous application payments, if required by Lender.

      6. Lender shall have approved, in its sole discretion, the Construction Budget.

      7. Any Construction Work on the Real Property that is completed and paid for from sources other than the Loan must meet the approval of Lender's Inspector.

      8. Change Order Approval Request (AIA Document G714) when applicable (Exhibit G-1F hereof).

      9. Invoices (together with true copies of the checks showing payment thereof) supporting amounts shown in columns E and F of AIA Document G702 and G703.

      10.   Any surveys required pursuant to paragraph 6.4(h).

      11. Such other items as Lender requests which are reasonably necessary to evaluate the request for the Work-Related Advance and the satisfaction of the conditions precedent thereto.

B.    The following events must take place prior to each Work-Related Advance:

      1.    Contractor requests site inspection from Lender's Inspector.

      2. Contractor provides Lender's Inspector with a copy of AIA Documents G702 and G703.

      3. Lender's Inspector will perform a physical inspection to review the Work in place, including, without limitation, Work which has been financed from sources other than a Work-Related Advance, and make a certification and recommendation to Lender. Lender's Inspector forwards his report, certification and recommendation to Lender.

      4. At Lender's option, Lender will request Title Insurer (Borrower's Mortgage) to review public records, advise Lender of same, and forward to Lender endorsement(s) as required pursuant to paragraph 6.4(i) of the Loan Agreement.

      5. Lender will review the Work-Related Advance Request, input of Lender's Inspector and the title company's input. The Work-Related Advance Request must be appropriate, complete and in proper order. The order of the Work-Related Advance Request package will determine the processing time needed.

      6.    All other conditions of the Documents are satisfied.

C. Lender shall have the right to approve all major subcontractors before any Advance after the initial Advance.

D. As of the closing of the Loan, Borrower must supply Lender with Payment and Performance Bonds satisfactory to Lender in the amount of the Construction Contract for the Construction Work Phase as to which the initial Advance is sought. Before the initial Advance for any other Construction Work Phase, Borrower must provide the information acquired under paragraphs 4.1(b) (xii), -(xiv), -(xxii) to and including -(xxix), of the main text of this Agreement, together with Payments and Performance Bonds for the Construction Work for such Construction Work Phase, which shall be satisfactory to Lender in all respects.

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

When used with respect to the Real Property and related Personal Property:______

                                    EXHIBIT C

                                  REAL PROPERTY

                                    EXHIBIT D

                                 PROMISSORY NOTE

                                    EXHIBIT E

                           GUARANTY AND SUBORDINATION

                                    EXHIBIT F

                  BORROWER'S CERTIFICATE AND CONSUMER DOCUMENTS